                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                     THE PNC FINANCIAL SERVICES GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

      JAMES E. ROHR
      Chairman and Chief Executive Officer

PNC LOGO

      March 21, 2003

      Dear Fellow Shareholder:

      We are looking forward to discussing the business of your company with you at the 2003 annual meeting. PNC's Board of Directors and management team have never been more focused on building shareholder value and enhancing your company's corporate governance, regulatory relations, and risk management practices. I hope that you'll be able to attend the annual meeting to hear about our progress during 2002 and our goals for the future.

      You will find enclosed the notice of meeting, proxy statement, and proxy card for the annual meeting of shareholders of The PNC Financial Services Group, Inc., which will be held on Tuesday, April 22, 2003, at One PNC Plaza, 15th Floor, 249 Fifth Avenue, in Pittsburgh, Pennsylvania, beginning at 11:00 a.m., local time. Our 2002 Annual Report to Shareholders accompanies these enclosures.

      Please review the enclosed material and complete, sign, date and return the proxy card regardless of whether or not you plan to attend the annual meeting so that the matters coming before the meeting can be acted upon. Instead of returning a proxy card, you may choose to vote your PNC shares by using the Internet or telephone voting options explained on your proxy card. You can also consent to access future annual reports, proxy statements, and other proxy soliciting material by means of the Internet, rather than receiving paper copies. Details are provided on your proxy card.

      If you're not able to attend the annual meeting in person, you can choose to listen to the meeting by webcast or telephone conference options, which are explained on the opposite side of this letter.

      Cordially,

      /s/ James E. Rohr

      James E. Rohr

      THE PNC FINANCIAL SERVICES GROUP
      One PNC Plaza 249 Fifth Avenue Pittsburgh Pennsylvania 15222-2707

        IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

     In order to reduce printing and postage costs, The PNC Financial Services Group, Inc. ("PNC") has undertaken an effort to deliver only one annual report and one proxy statement to multiple shareholders sharing an address. This delivery method, called "householding," is not being used, however, if PNC has received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one annual report and one proxy statement, PNC will deliver promptly a separate copy of the annual report and the proxy statement to any shareholder who sends a written request to Computershare Investor Services, LLC ("Computershare"), P.O. Box 3504, Chicago, IL 60690-3504 or calls Computershare at 1-800-982-7652. You can also notify PNC that you would like to receive separate copies of PNC's annual report and proxy statement in the future by writing or calling Computershare. Even if your household has received only one annual report and one proxy statement, a separate proxy card has been provided for each shareholder account. Each proxy card should be signed, dated, and returned in the enclosed self-addressed envelope.

     If your household has received multiple copies of PNC's annual report and proxy statement, you can request the delivery of single copies in the future by writing or calling Computershare as instructed above.

                     WEBCAST AND TELECONFERENCE DIRECTIONS

     You are cordially invited to listen to PNC's 2003 annual meeting of shareholders webcast live via the Internet on Tuesday, April 22, 2003, beginning at 11 a.m. Eastern Time. The audio portion of the event will also be available in a listen-only mode via telephone conference call. Using the webcast will enable you to view the slides shown at the meeting and hear the speakers on a synchronized basis. Neither the webcast nor the teleconference will enable you to ask questions or to vote your PNC shares.

     To access the meeting, please go to http://www.visualwebcaster.com/event. asp?id=12558 or dial 800-223-9488 (domestic) or 1-785-832-0301 (international), using the passcode "PNC," at least 15 minutes prior to the designated starting time to register and download any necessary audio software. If you plan to listen online, it is suggested that you test your computer's access to RealNetworks RealPlayer or Windows MediaPlayer by visiting the above URL no earlier than one week prior to the meeting date.

     If you are unable to listen online or via teleconference during the meeting, the event will be archived on the web site at the same address above for one week. The audio portion of the event will also be archived by teleconference for the same duration at 888-566-0824 (domestic) and 1-402-220-0117 (international). The event will be removed on April 30, 2003.

Note: Minimum requirements to listen to this broadcast online: The RealPlayer software, downloadable free from www.real.com/products/player/index.html, and at least a 14.4Kbps connection to the Internet or Windows MediaPlayer software, downloadable at http://www.microsoft.com/windows/ windowsmedia/en/download/default.asp.

PNC LOGO

           March 21, 2003

                         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                      April 22, 2003

           TO THE SHAREHOLDERS:

           The annual meeting of the shareholders of The PNC Financial Services Group, Inc. will be held at One PNC Plaza, 15th Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania on Tuesday, April 22, 2003, beginning at 11:00 a.m., local time, for the purpose of considering and acting upon the following matters:

                (1) The election of 16 directors to serve until the next annual meeting and until their successors are elected and qualified; and

                (2) Such other business as may properly come before the meeting or any adjournment thereof.

           Shareholders of record at the close of business on February 28, 2003 are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

           A proxy statement, form of proxy and self-addressed envelope are enclosed. Please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. Alternatively, you may choose to vote your shares using the Internet or telephone voting options explained on the proxy card. If you attend the meeting, you may withdraw your proxy and vote in person if you so choose.

           By Order of the Board of Directors,

           /s/ Thomas R. Moore

           Thomas R. Moore
           Corporate Secretary

           THE PNC FINANCIAL SERVICES GROUP
           One PNC Plaza 249 Fifth Avenue Pittsburgh Pennsylvania 15222-2707

PNC LOGO

March 21, 2003

                                PROXY STATEMENT

               FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                 APRIL 22, 2003

     The enclosed proxy is being solicited by the Board of Directors ("Board of Directors" or "Board") of The PNC Financial Services Group, Inc. ("Corporation" or "PNC") for use at the Corporation's annual meeting of shareholders to be held on April 22, 2003, or at any adjournment thereof ("meeting" or "annual meeting"). Solicitation of proxies may be made by mail, personal interviews, telephone and facsimile by officers and employees of the Corporation and its subsidiaries. The Corporation has retained D. F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $12,500 plus out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of the stock held of record by such persons. Expenses for such solicitation will be borne by the Corporation. The proxy statement and form of proxy are first being mailed to shareholders on or about March 21, 2003.

     The enclosed proxy is revocable at any time prior to the time voting is declared closed by the filing of an instrument revoking it, or of a duly executed proxy bearing a later date, with the Corporate Secretary of the Corporation, or by a properly authenticated electronic transmission revoking it or transmitting a proxy bearing a later date, or by attending the meeting and voting in person. All properly executed or authenticated proxies received by the Corporate Secretary prior to the time voting is declared closed, and not revoked or superseded prior to that time, will be voted at the meeting in accordance with the instructions set forth on the proxy, if any. Unless otherwise directed, proxies will be voted FOR the election as director of each of the persons named on page 3.

     The Board of Directors has fixed the close of business on February 28, 2003 as the record date for determining shareholders entitled to receive notice of and to vote at the meeting ("Record Date"). On the Record Date, there were issued and outstanding 283,148,371 shares of the Corporation's common stock, par value $5.00 per share ("Common Stock"), and the following shares of the Corporation's preferred stock entitled to vote at the meeting: 9,106 shares of $1.80 Cumulative Convertible Preferred Stock-Series A ("Preferred Stock-A"); 2,420 shares of $1.80 Cumulative Convertible Preferred Stock-Series B ("Preferred Stock-B"); 183,222 shares of $1.60 Cumulative Convertible Preferred Stock-Series C ("Preferred Stock-C"); and 268,952 shares of $1.80 Cumulative Convertible Preferred Stock-Series D ("Preferred Stock-D") (collectively, "Voting Preferred Stock").

     The holders of Common Stock are entitled to one vote per share. Holders of each share of Voting Preferred Stock are entitled to a number of votes equal to the number of full shares of Common Stock which can be acquired upon conversion of such preferred stock, with holders of Preferred Stock-A and Preferred Stock-B being entitled to 8 votes per share and holders of Preferred Stock-C and Preferred Stock-D being entitled to 4 votes per 2.4 shares. Holders of record of the Common Stock and Voting Preferred Stock will vote together as a single class at the meeting. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all holders of the Common Stock and the Voting Preferred Stock are entitled to cast at the meeting will constitute a quorum for the transaction of business at the meeting.

     THE CORPORATION WILL PROVIDE WITHOUT CHARGE, TO EACH SHAREHOLDER UPON WRITTEN REQUEST, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). REQUESTS FOR COPIES SHOULD BE ADDRESSED TO COMPUTERSHARE INVESTOR SERVICES, POST OFFICE BOX 3504, CHICAGO, ILLINOIS 60690-3504. COPIES MAY ALSO BE OBTAINED BY CALLING (800) 982-7652, OR VIA E-MAIL AT WEB.QUERIES@COMPUTERSHARE. COM. COPIES MAY ALSO BE ACCESSED ELECTRONICALLY BY MEANS OF THE SEC'S HOME PAGE ON THE INTERNET AT WWW.SEC.GOV. NEITHER THE ANNUAL REPORT ON FORM 10-K NOR THE 2002 ANNUAL REPORT TO SHAREHOLDERS IS PART OF THE PROXY SOLICITATION MATERIALS.

                                     ITEM 1

                             ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES

     The By-Laws of the Corporation provide that the number of directors shall not be fewer than five nor more than 36 as from time to time determined by the Board of Directors. Acting upon the recommendation of its Nominating and Governance Committee, the Board has fixed the number of directors to be elected at the annual meeting at 16 and has nominated the persons named on page 3 for election as directors, to hold office until the next annual meeting of shareholders and the election and qualification of their successors.

     The proxies solicited hereby, unless directed to the contrary therein, will be voted FOR all of the nominees named on page 3. All such nominees are now directors of the Corporation. All nominees have consented to being named in this proxy statement and to serving if elected. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a director, but if for any reason any nominee should not be available or able to serve, the accompanying proxy will be voted by the person or persons acting under said proxy in accordance with the recommendation of the Board of Directors.

     The table on page 3 sets forth the names of the nominees for election as directors of the Corporation; their ages; their principal occupations as of March 7, 2003; the years the nominees first became directors of the Corporation; and their directorships of certain other companies. All nominees have held the positions indicated or another senior executive position with the same entity or one of its affiliates or a predecessor corporation for at least the past five years. Acting upon the recommendation of the Nominating and Governance Committee, the Board of Directors appointed Mr. Thieke a director of the Corporation at its meeting held on October 2, 2002, and appointed Messrs. Cooper, Kelson, and Massaro as directors at its meeting held on November 21, 2002. Each is standing for election by the shareholders for the first time.

                                                                                          Directorships in Companies
                                                                         Director         Other than the Corporation
          Name            Age            Principal Occupation             Since           Filing Reports with the SEC
          ----            ---            --------------------            --------         ---------------------------
Paul W. Chellgren         60    Retired Chairman and Chief Executive       1995     None
                                Officer of Ashland Inc. (energy
                                company); Adjunct Professor, Northern
                                Kentucky University

Robert N. Clay            56    President and Chief Executive Officer      1987     None
                                of Clay Holding Company (investments)

J. Gary Cooper            66    Chairman and Chief Executive Officer of    2002     Gencorp, Inc.; Protective Life
                                Commonwealth National Bank (community               Corporation; and United States Steel
                                banking)                                            Corporation

George A. Davidson, Jr.   64    Retired Chairman of Dominion Resources,    1988     Goodrich Corporation; and Dominion
                                Inc. (public utility holding company)               Resources, Inc.

Richard B. Kelson         56    Executive Vice President and Chief         2002     MeadWestvaco Corporation
                                Financial Officer of Alcoa Inc.
                                (producer of primary aluminum,
                                fabricated aluminum, and alumina)

Bruce C. Lindsay          61    Chairman and Managing Director of          1995     None
                                Brind-Lindsay & Co., Inc. (advisory
                                company)

Anthony A. Massaro        58    Chairman, President and Chief Executive    2002     Commercial Metals Company; Lincoln
                                Officer of Lincoln Electric Holdings,               Electric Holdings Incorporated; and
                                Inc. (full-line manufacturer of welding             Thomas Industries Inc.
                                and cutting products)

Thomas H. O'Brien         66    Retired Chairman of the Corporation        1983     BlackRock, Inc.; Hilb, Rogal and
                                                                                    Hamilton Company; US Airways Group,
                                                                                    Inc.; and Verizon Communications, Inc.

Jane G. Pepper            57    President of Pennsylvania Horticultural    1997     None
                                Society (nonprofit membership
                                organization)

James E. Rohr             54    Chairman and Chief Executive Officer of    1989     Allegheny Technologies Incorporated;
                                the Corporation                                     BlackRock, Inc.; and Equitable
                                                                                    Resources Inc.

Lorene K. Steffes         57    Vice President, Global Electronics         2000     None
                                Industry of International Business
                                Machines Corporation (sales, marketing,
                                strategy, solutions, worldwide)

Dennis F. Strigl          56    President and Chief Executive Officer      2001     ANADIGICS Inc.
                                of Verizon Wireless, Inc. (wireless
                                telecommunications)

Stephen G. Thieke         56    Retired Chairman, Risk Management          2002     None
                                Committee of JP Morgan Incorporated
                                (financial and investment banking
                                services)

Thomas J. Usher           60    Chairman and Chief Executive Officer of    1992     H.J. Heinz Company; Marathon Oil
                                United States Steel Corporation                     Corporation; PPG Industries, Inc.; and
                                (integrated steelmaker)                             United States Steel Corporation

Milton A. Washington      67    President and Chief Executive Officer      1994     None
                                of Allegheny Housing Rehabilitation
                                Corporation (housing rehabilitation and
                                construction)

Helge H. Wehmeier         60    Vice Chairman of Bayer Corporation         1992     Terex Corporation
                                (healthcare, crop sciences, polymers,
                                and chemicals)

BOARD AND COMMITTEES

     The Board of Directors operates in accordance with the PNC Corporate Governance Guidelines, which the Board approved in November 2002. Under those Guidelines, the Board's non-management directors have met and will meet periodically in executive session. The non-management directors have designated the Chairman of the Nominating and Governance Committee to preside at these sessions. The Board of Directors has six standing committees: an Audit Committee; a Nominating and Governance Committee (formerly the Committee on Corporate Governance); a Credit Committee; an Executive Committee; a Finance Committee; and a Personnel and Compensation Committee. The Board has also established an Operations and Technology Committee and a Special Regulatory Affairs and Oversight Committee and is authorized under the By-Laws to establish other committees from time to time. Each committee is authorized to form and delegate authority to subcommittees of one or more committee members when appropriate. Under certain circumstances, a subcommittee member's attendance at a subcommittee meeting will excuse him or her from attending the next regularly scheduled committee meeting. The following descriptions of the functions performed by the committees of the Board of Directors are necessarily general in nature and are qualified in their entirety by reference to a committee's charter or the relevant By-Law provisions.

     The Audit Committee is governed by a written charter adopted by the Corporation's Board of Directors. A copy of that charter, as approved and amended by the Board on November 21, 2002, is included as Exhibit A to this proxy statement. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the work of the Corporation's independent auditors (including the resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Audit Committee is also responsible for approving all audit engagement fees and terms, as well as all permitted non-audit engagements with the independent auditors. The Audit Committee preapproves all auditing services and permitted non-audit services to be performed for the Corporation by the independent auditors (subject to certain de minimis exceptions for non-audit services) and considers whether the provision of non-audit services is compatible with maintaining the auditors' independence. The independent auditors report directly to the Audit Committee. The Corporation's General Auditor also reports directly to the Committee, which is responsible for preparing his or her performance evaluation and reviewing his or her compensation. The Audit Committee's primary purpose is to:

     - Provide assistance to the Board by monitoring (1) the integrity of the financial statements of the Corporation, (2) the independent auditors' qualifications and independence, (3) the performance of the Corporation's internal audit function and independent auditors, with respect to both bank and non-bank subsidiaries, and (4) the compliance by the Corporation with legal and regulatory requirements and with the Corporation's Statement of Principles and Code of Ethics; and

     - Prepare the report required by the rules of the SEC to be included in the Corporation's annual proxy statement.

     The Audit Committee is presently composed of Messrs. Wehmeier (Chairman), Davidson, Kelson, Lindsay, and Thieke. Each Audit Committee member is independent, as defined in the New York Stock Exchange listing standards. Acting upon the recommendation of the Nominating and Governance Committee, the Board of Directors has determined that each of Messrs. Kelson and Thieke is an "audit committee financial expert," as that term is defined in SEC rules. The Audit Committee regularly holds separate sessions with the Corporation's management, internal auditors, and independent auditors.

     The Credit Committee's purpose is to provide oversight of risk within the lending and credit-related activities of the Corporation and its subsidiaries. The Committee is presently composed of Ms. Pepper, Ms. Steffes and Messrs. Davidson (Chairman), Rohr, Strigl, and Washington.

     The Executive Committee's purpose is to provide an efficient means of considering such matters and taking such actions as may require the attention of the Board or the exercise of the Board's powers or authority in the intervals between meetings of the Board. The Committee is presently composed of Messrs. O'Brien (Chairman), Chellgren, Davidson, Rohr, Usher, and Wehmeier.

     The Finance Committee's purposes are to provide oversight of:

     - the risk management process and internal control structure relating to the interest rate and liquidity risks of the Corporation;

     -  the Corporation's trading activities;

     -  the Corporation's capital management activities;

     - the fiduciary activities of the Corporation's subsidiaries, including its principal banking subsidiary;

     - the activities of the Pension Plan Committee, the Group Benefit Trust Committee, and the Incentive Savings Plan Committee;

     - the Corporation's equity and subordinated debt investments, and risks associated with valuation adjustments of such investments in the financial markets; and

     - such other matters relating to the financial management of the Corporation as the Committee may deem appropriate or necessary from time to time.

     The Finance Committee is presently composed of Messrs. Chellgren (Chairman), Clay, Lindsay, O'Brien, and Thieke.

     The Nominating and Governance Committee's purpose is to assist the Board in promoting the best interests of the Corporation and its shareholders through the implementation of sound corporate governance principles and practices. The Committee will accomplish this by: (1) assisting the Board by identifying individuals qualified to become Board members, and recommending to the Board of Director nominees for the next annual meeting of shareholders; (2) reviewing the qualifications and independence of the members of the Board and its various committees on a regular periodic basis (at least annually) and making any recommendations the Committee members may deem appropriate from time to time concerning any nominations to or recommended changes in the composition of the Board and its committees; (3) recommending to the Board the Corporate Governance Guidelines and standards regarding the independence of outside directors applicable to the Corporation and reviewing such Guidelines and standards and the provisions of its charter on a periodic basis to confirm that such Guidelines, standards and its charter remain consistent with sound corporate governance practices and with any legal, regulatory or New York Stock Exchange requirements and any recommendations of the federal banking regulators regarding general best corporate governance practices; (4) monitoring the Board's and the Corporation's compliance with any commitments made to the Corporation's regulators or otherwise with respect to changes in corporate governance practices; and (5) leading the Board in its annual review of the Board's performance. The Committee is presently composed of Ms. Pepper, Ms. Steffes and Messrs. Usher (Acting Chairman), Clay, and Wehmeier. Mr. Usher became the Acting Chairman of the Committee in August 2002, following the resignation from the Board of the Committee's prior Chairman.

     In performing its nominating function, the Committee may consider director nominees recommended by shareholders. Such recommendations with respect to the 2004 annual meeting of shareholders must be submitted in writing no later than November 21, 2003 to the Corporate Secretary, The PNC Financial Services Group, Inc., One PNC Plaza--21st Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and include the name, age, citizenship, business and residence addresses, qualifications, including principal occupation or employment, and directorships and other positions held by the proposed nominee in business, charitable, and community organizations. Information must also be provided concerning: (i) any commercial, industrial, banking, consulting, legal, accounting, charitable, familial, or other relationships involving the proposed nominee and PNC or its subsidiaries that may be relevant in determining whether the proposed nominee is independent of PNC under the then applicable rules of the SEC and the New York Stock Exchange; and (ii) the educational, professional, and employment-related background and experience of the proposed nominee, together with any other facts and circumstances that may be relevant in determining whether the proposed nominee is an "audit committee financial expert" under the then applicable rules of the SEC. For information on the requirements governing shareholder nominations for the election of directors to be made at an annual meeting of shareholders, please see the section captioned "Shareholder Proposals and Nominations" beginning on page 32.

     The Personnel and Compensation Committee's purpose is to discharge the Board's responsibilities relating to compensation of the Corporation's executive officers. The Committee has overall responsibility for evaluating and approving the executive officer benefit, bonus, incentive compensation, severance, equity-based or other compensation plans, policies and programs of the Corporation. The Committee is also responsible for producing an annual report on executive compensation for inclusion in the Corporation's proxy statement and for overseeing the development of an executive management succession plan. The Committee is presently composed of Messrs. Usher (Chairman), Chellgren, Strigl (Vice Chairman), and Washington.

     The Operations and Technology Committee's purpose is to provide oversight of the operations, operational risk management, and technology activities of the Corporation and its subsidiaries. The Committee is presently composed of Ms. Steffes (Chairwoman), Ms. Pepper and Messrs. Lindsay, Rohr, and Strigl.

     The Special Regulatory Affairs and Oversight Committee's purpose is to assist the Corporation's Board of Directors in promoting the best interests of the Corporation and its shareholders by providing oversight of the material regulatory affairs, relationships, commitments, and agreements of the Corporation. The Committee is presently composed of Messrs. Davidson (Chairman), Chellgren, Usher, and Wehmeier.

     The Board of Directors met twenty-four times during 2002. During 2002, the Board's committees held the following number of meetings: Audit Committee--ten meetings; Credit Committee--four meetings; Executive Committee--none; Finance Committee--eight meetings; Nominating and Governance Committee--six meetings; Operations and Technology Committee--two meetings; Personnel and Compensation Committee--six meetings; and Special Regulatory Affairs and Oversight Committee--twenty-four meetings. In 2002, each director then serving attended at least 75% of the total meetings of the Board of Directors. In addition, each director attended at least 75% of the combined total number of meetings of the Board and all committees on which the director served.

COMPENSATION OF DIRECTORS

     Executive officers of the Corporation who are employees and directors or members of committees of the Board of Directors of the Corporation or its subsidiaries receive no compensation for serving in such positions. All non-employee directors of the Corporation are compensated for their Board services by a per diem fee of $1,200 for any day's participation in a Board or committee meeting, or any combination thereof, an annual retainer fee of $37,000 for Board membership and, in accordance with the terms of the Corporation's 1992 Director Share Incentive Plan, an annual grant equal to a number of shares of Common Stock having a fair market value on the date of the award equal to $5,000, rounded up to the nearest whole share. In addition, the chairman of each committee receives a $5,000 annual retainer fee.

     Under the Directors Deferred Compensation Plan, non-employee directors may elect to defer the receipt of all or a portion of the cash compensation otherwise payable to them as a result of their service as a director. The minimum deferral amount is $10,000 per year. A director may elect one of two investment options with respect to amounts deferred: an interest rate alternative or an investment in phantom shares of Common Stock. Investment elections may be changed quarterly. A director may also elect the event or date when amounts credited to his or her deferral account are paid out in cash and whether the payout will be in a lump sum or a designated number of annual installments not to exceed ten. The director may designate a beneficiary to receive any amounts that may not yet have been paid at the time of the director's death.

     Under the PNC Outside Directors Deferred Stock Unit Plan, prior to 2001 each non-employee director then serving received a grant of deferred stock units (consisting of phantom shares of Common Stock) in an amount determined by the Nominating and Governance Committee, which is generally responsible for administration of the plan. Prior to a director's retirement, the value of deferred stock units credited to a director's account tracks the performance of the Common Stock and is valued on a quarterly basis. The plan provides for the deemed reinvestment of dividends in additional deferred stock units. Each participating director has the right to elect an event or date when the deferred stock units credited to his or her account will be redeemed and paid out in cash. That event or date generally cannot precede the earlier of the director's retirement from the Board or the date on which the director attains age 70. A director may elect to receive payment in a lump sum or a designated number of annual installments not to exceed ten. A director may also designate one or more beneficiaries to receive distributions from his or her account in the event of death. No grants of deferred stock units were made under this plan in 2001 or 2002.

     The Nominating and Governance Committee currently intends that grants and awards made under the amended 1997 Long-Term Incentive Award Plan to non-employee directors as described below will be made in lieu of future grants of deferred stock units under the PNC Outside Directors Deferred Stock Unit Plan. Nevertheless, the PNC Outside Directors Deferred Stock Unit Plan will remain in existence. Deferred stock units previously credited to a non-employee director's account will remain vested, and deemed dividends will continue to be credited to those accounts in the form of additional deferred stock units. In addition, the Nominating and Governance Committee will continue to have the authority to make grants of deferred stock units to current and future non-employee directors.

     At PNC's 2001 annual meeting, shareholders approved amendments to the Corporation's 1997 Long-Term Incentive Award Plan which, among other things, added non-employee directors as eligible persons for all awards available under the plan, except incentive stock options. Under the amended plan, the Board's Nominating and Governance Committee is given the authority to make awards to non-employee directors.

     Following the 2001 annual meeting of shareholders, the Committee granted nonstatutory stock options covering 4,000 shares of Common Stock to each non-employee director and awarded incentive shares to each non-employee director in the form of 1,000 restricted shares of Common Stock. The nonstatutory stock options have an exercise price equal to the average of the high and low prices of a share of Common Stock on the date of grant, a term of ten years, and are subject to a one-year vesting period for the restricted shares. One-half vested upon the director's completion of the term of office which began on April 24, 2001 and one-half will vest upon the director's completion of the term of office which began upon his or her election at the 2002 annual meeting. During the vesting period, the non-employee director receives dividends on, and has the right to vote, the restricted shares.

     Prior to vesting, the options and restricted shares are subject to forfeiture if the director leaves the Board for any reason other than death, disability, or the termination of his or her service as a director due to a Board policy which requires the director to resign or retire, or failure to be re-elected at the annual meeting. Once vested, neither the options nor the restricted shares are subject to forfeiture for any reason.

     Following the 2002 annual meeting, the Committee met to consider possible awards to non-employee directors under the 1997 Long-Term Incentive Award Plan, as amended. After receiving guidance from its independent compensation consultant, the Committee approved the grant of nonstatutory stock options covering 4,000 shares of Common Stock to each non-employee director elected at the 2002 annual meeting. These options have the same material features as those granted in 2001.

     Each non-employee director is also eligible to participate in a charitable matching gift program, under which his or her personal gifts to qualifying charitable organizations are matched up to an annual aggregate dollar amount of $5,000. In addition, PNC, its subsidiaries, and the PNC Foundation, a tax-exempt private foundation created by PNC's principal banking subsidiary, make other grants and contributions to various nonprofit and charitable organizations. In some cases, directors or executive officers of the Corporation serve as officers, trustees, or directors of these organizations. To the Corporation's knowledge, the aggregate grants and contributions made by PNC, its subsidiaries, and the PNC Foundation during 2002 to any one of such nonprofit or charitable organizations did not exceed five percent of that organization's 2002 consolidated gross revenues.

     The Nominating and Governance Committee intends to review the total compensation package of non-employee directors on a regular basis, with the assistance of its independent compensation consultant. In order to maintain the competitiveness of that compensation package, the Nominating and Governance Committee currently intends to make nonstatutory stock option grants following each annual meeting to each non-employee director elected at the meeting. The size of the option grant will be determined each year, and may be adjusted in light of competitive practices and other factors. The Committee may also make other grants and awards to non-employee directors under the 1997 Long-Term Incentive Award Plan, as amended.

     Mr. O'Brien, the retired chairman of the Corporation's Board of Directors, retired as an employee of the Corporation on April 30, 2000 and relinquished the position of chief executive officer. Mr. O'Brien relinquished the position of chairman on May 1, 2001. As the retired chief executive officer of the Corporation, certain benefits were made available to Mr. O'Brien during 2002. These benefits include: office space and secretarial services; automobile and aircraft use; tax and financial planning services; club memberships; the payment of net premiums in connection with the Corporation's Key Executive Equity Plan, a split-dollar insurance arrangement; the maintenance of security devices at his personal residence; and reimbursement for certain tax liabilities. During 2002, the aggregate incremental cost to the Corporation of Mr. O'Brien's automobile and aircraft use, tax and financial planning services, security devices, and club memberships was approximately $117,445. Beginning in 2003, the Corporation will no longer assume the cost of Mr. O'Brien's automobile use, tax and financial planning services, home security devices, or certain club memberships. The 2002 net premiums paid by the Corporation in connection with the Key Executive Equity Plan on behalf of Mr. O'Brien were $208,212. During 2002, Mr. O'Brien received reimbursement for income tax liabilities related to the Corporation's payment of these premiums in the amount of $89,234; Mr. O'Brien also received reimbursement for other income tax liabilities in the amount of $1,500.

     For services provided on or after May 1, 2000 as a member of the Corporation's Board of Directors, Mr. O'Brien is compensated on the same basis as other non-employee directors. In addition, during 2002 Mr. O'Brien received compensation as a director of BlackRock, Inc. ("BlackRock"), a majority-owned investment management subsidiary of the Corporation that is listed on the New York Stock Exchange under the symbol "BLK." Mr. O'Brien elected to receive shares of BlackRock class A common stock (and cash in lieu of fractional shares) having an aggregate value of $50,000 in lieu of the cash retainer otherwise payable to him. During 2002, Mr. O'Brien also received $40,000 for his services as a director of PNC Equity Management Corp, an indirect, wholly-owned subsidiary of the Corporation.

COMMON STOCK PURCHASE GUIDELINE

     In 1995, upon the recommendation of the Nominating and Governance Committee, the Board of Directors adopted a Common Stock purchase guideline, which provides that each non-employee director annually purchase Common Stock in an amount equal to twenty-five percent of the annual retainer fee then in effect. This guideline may be satisfied through open market purchases, participation in the Corporation's Dividend Reinvestment and Stock Purchase Plan, or investments in phantom shares of Common Stock in the Directors Deferred Compensation Plan. Acting upon the recommendation of the Nominating and Governance Committee, the Board amended the Common Stock purchase guideline at its meeting on February 20, 2003 to exempt from the guideline any non-employee director who holds at least 5,000 shares of Common Stock and/or phantom Common Stock units as of the last business day of the preceding calendar year. This exemption became effective for non-employee directors who met the required ownership level as of December 31, 2002. Each non-employee director subject to the guideline has complied, or has committed to comply, with it.

        SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table, captioned "Security Ownership of Directors, Nominees and Executive Officers," sets forth information concerning beneficial ownership of the Corporation's Common Stock as of February 28, 2003 by each director and nominee for election as a director, each of the executive officers named in the Summary Compensation Table on page 20, and all directors, nominees and executive officers of the Corporation as a group. Except as otherwise noted, each individual exercises sole voting and investment power over the shares of Common Stock shown. The separate table captioned "Common Stock Unit Ownership" shows phantom or deferred Common Stock units owned by the individual or group through the compensation or benefit plan identified in the corresponding footnote. The Common Stock units can be settled only in cash and carry no voting rights. The number of shares of Common Stock shown in the Security Ownership table as beneficially owned by each director and executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the

Security Ownership table, beneficial ownership includes any shares of Common Stock as to which the individual has sole or shared voting power or investment power and also any shares of Common Stock that the individual has the right to acquire within 60 days of February 28, 2003 through the exercise of any option, warrant or right.

        SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

  ---------------------------------------------------------------------------------------
                                         Amount and Nature
                                      of Beneficial Ownership
  ------------------------------------------------------------
  Name                                     Common Stock*
  Paul W. Chellgren                             14,967(1)(2)
  Robert N. Clay                                13,793(2)
  J. Gary Cooper                                   115
  George A. Davidson, Jr.                       19,499(2)
  William S. Demchak                            45,110
  Joseph C. Guyaux                             332,564(3)(4)(5)
  Richard B. Kelson                                115
  Bruce C. Lindsay                              14,805(2)
  Anthony A. Massaro                               115
  Thomas H. O'Brien                            732,759(2)(3)(4)(6)
  Jane G. Pepper                                10,473(2)
  James E. Rohr                              1,025,422(3)(4)(7)
  Timothy G. Shack                             316,763(4)(8)
  Lorene K. Steffes                              9,526(2)(8)
  Dennis F. Strigl                               8,705(2)
  Stephen G. Thieke                              1,115(8)
  Thomas J. Usher                               14,773(2)(8)
  Milton A. Washington                          29,859(2)
  Helge H. Wehmeier                             16,585(2)
  Thomas K. Whitford                           278,494(3)(4)(8)
  Directors, nominees and
    executive officers as a group
    (28 persons)*/**                         3,307,959(1)(2)(3)(4)(5)(6)(7)(8)(9)(10)

  ---------------------------------------------------------------------------------------

                                     Common Stock Unit
  Name                                  Ownership
  Paul W. Chellgren                       13,234(a)(b)
  Robert N. Clay                          10,777(a)(b)
  J. Gary Cooper                               0
  George A. Davidson, Jr.                  5,997(a)
  William S. Demchak                       7,085(c)
  Joseph C. Guyaux                         1,254(d)
  Richard B. Kelson                          212(b)
  Bruce C. Lindsay                         4,798(a)(b)
  Anthony A. Massaro                         107(b)
  Thomas H. O'Brien                       37,187(a)(d)
  Jane G. Pepper                           3,642(a)(b)
  James E. Rohr                           46,286(c)(d)
  Timothy G. Shack                         1,801(c)
  Lorene K. Steffes                        1,198(a)(b)
  Dennis F. Strigl                         1,621(b)
  Stephen G. Thieke                            0
  Thomas J. Usher                          8,306(a)(b)
  Milton A. Washington                     9,116(a)
  Helge H. Wehmeier                        8,293(a)(b)
  Thomas K. Whitford                      10,778(c)(d)
  Directors, nominees and
    executive officers as a group
    (28 persons)*/**                     174,606(a)(b)(c)(d)

---------------

   * As of February 28, 2003, there were 283,148,371 shares of the Corporation's Common Stock issued and outstanding. The number of shares of Common Stock held by each individual is less than 1% of the outstanding shares of Common Stock; the total number of shares of Common Stock held by the group is approximately 1.16% of the class. These percentages were calculated by adding shares subject to employee or non-employee director stock options to the foregoing number if the options were either exercisable as of February 28, 2003 or exercisable within 60 days of that date. No director, nominee or executive officer beneficially owns shares of preferred stock of the Corporation.

  ** Certain of the directors and executive officers also own shares of BlackRock class A common stock. The number of such shares beneficially owned by individuals listed in the Security Ownership table are as follows:
     Ms. Pepper (1,000); and Messrs. Clay (7,500); Davidson (10,000); Lindsay (7,500); O'Brien (13,590); Rohr (10,000); Washington (10,000); and Wehmeier
     (5,501). Of the 7,500 shares held by Mr. Clay, 2,500 are held indirectly by him as a trustee. The total number of such shares owned by directors and executive officers as a group (nine persons) is 75,091. The number of shares of BlackRock class A common stock held by each individual is less than 1% of the outstanding shares as of February 28, 2003; the total number of such shares held by the group is also less than 1% of the class.

 (1) Includes shares held in the PNC Bank Kentucky, Inc. Directors Deferred Compensation Plan.

 (2) Includes 8,000 shares subject to non-employee director nonstatutory stock options exercisable within 60 days of February 28, 2003.

 (3) Includes shares held in the Corporation's Incentive Savings Plan, a qualified defined contribution plan.

 (4) Includes shares subject to employee nonstatutory stock options held by Mr. O'Brien and the executive officers and either exercisable as of February 28, 2003 or exercisable within 60 days of that date. The shares subject to such options are as follows: Messrs. O'Brien (326,917 shares); Rohr (659,462 shares); Guyaux (226,814 shares); Shack (182,178 shares); and Whitford (167,039 shares). The aggregate number of shares subject to such options for the remaining nine executive officers is 260,712. In the case of Messrs. Rohr, Guyaux, Shack, and Whitford and six of the remaining nine executive officers, the share numbers include restricted shares of Common Stock awarded on February 19, 2003 as part of the 2002 annual incentive award.

 (5) Includes 15 shares held indirectly as custodian for grandchild.

 (6) Includes 1,000 shares owned by spouse, as to which the individual disclaims beneficial ownership.

 (7) Includes 400 shares held indirectly as custodian for daughter.

 (8) Includes shares held jointly with spouse.

 (9) Includes, for eleven non-employee directors, an aggregate total of 88,000 shares subject to nonstatutory stock options exercisable within 60 days of February 28, 2003.

(10) Includes ten shares held indirectly as custodian for son, and six shares held indirectly by spouse as custodian for daughter, as to which six shares the individual disclaims beneficial ownership.

                  COMMON STOCK UNIT OWNERSHIP TABLE FOOTNOTES

(a) Includes phantom Common Stock units credited to an account established under the Corporation's Outside Directors Deferred Stock Unit Plan.

(b) Includes phantom Common Stock units credited to an account established under the Corporation's Directors Deferred Compensation Plan.

(c) Includes phantom Common Stock units credited to an account established under the Corporation's Deferred Compensation Plan. In the case of Mr. Demchak, includes restricted phantom Common Stock units deferred on February 19, 2003 as part of the 2002 annual incentive award.

(d) Includes phantom Common Stock units held in the Corporation's Supplemental Incentive Savings Plan, a non-qualified excess defined contribution plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of March 7, 2003, based solely on Schedules 13D and 13G filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), the following persons are known by the Corporation to be the beneficial owners of more than five percent of Common Stock. The numbers shown on the table represent holdings as of December 31, 2002 and should be interpreted in light of the related footnotes.

                                               Amount and Nature     Percent of
Name and Address of Beneficial Owner        of Beneficial Ownership    Class
------------------------------------        -----------------------  ----------
Capital Research and Management Company(1)       15,616,800(2)        5.5%(2)
333 South Hope Street
Los Angeles, CA 90071

---------------

(1) The shares of Common Stock reported by the Capital Research and Management Company ("Capital Research") on a Schedule 13G filed with the SEC are owned by accounts under the discretionary investment management of Capital Research. Capital Research, a registered investment adviser that manages The American Funds Group of mutual funds, does not own any PNC shares for its own account.

(2) Capital Research has represented to PNC in writing that, consistent with the requirements for the use of Schedule 13G, these shares of Common Stock are held solely for investment purposes in the ordinary course of business and not with the purpose or effect of changing or influencing control. Capital Research has disclaimed beneficial ownership of all shares pursuant to SEC Rule 13d-4.

            TRANSACTIONS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

     Certain directors, executive officers, and/or their associates were customers of and had transactions with the Corporation or its subsidiaries ("Company") during 2002. Transactions that involved loans or commitments by subsidiary banks were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

FAMILY RELATIONSHIPS

     There is no family relationship as defined in the SEC's rules between any executive officer or director and any other executive officer or director. Family relationships exist between certain of PNC's executive officers or directors and some of the approximately 24,000 employees of PNC and its various subsidiaries. These employees participate in compensation and incentive plans or arrangements on the same basis as other similarly situated employees. Specific information concerning the compensation paid during 2002 to certain of these employees is provided below.

     Norma Hajduk, a Senior Vice President of Hilliard Lyons and Director of Market Sales for PNC Investments, is the sister of Timothy G. Shack, Executive Vice President and Chief Information Officer of PNC. In 2002, Ms. Hajduk received salary of $210,000 and bonuses of $9,000.

     Cheryl Kraft, a Vice President and program operations manager in Regional Community Banking, is the sister-in-law of Joseph C. Guyaux, President of PNC. In 2002, Ms. Kraft received salary of $62,654.

     Thomas H. O'Brien, Jr., a Vice President and senior investment associate of PNC Equity Management Corp., a PNC subsidiary engaged in private equity activities ("EMC"), is the son of Thomas H. O'Brien, a director and retired chairman and chief executive officer of PNC, and a director of EMC. In 2002, Mr. O'Brien, Jr. received total cash compensation of $111,346 in addition to the incentives described below. He also participated in various incentive programs, including certain leveraged equity co-investment plans that allow certain employees of EMC to co-invest with PNC in private equity transactions through employee partnerships that borrow from a PNC subsidiary 99% of the funds to be invested (the "Co-Investment Plans") and certain carried interest plans pursuant to which employees invest in the general partners of certain investment partnerships that EMC has established and share in the investment returns, profits and, in one case, fees earned by those general partners (the "Carried Interest Plans"). These programs were implemented beginning in 1998 and generally contain features utilized in plans of other financial services firms. Mr. O'Brien, Jr. has committed to contribute an aggregate of $21,757 under the Co-Investment Plans (of which 63% had been invested as of December 31, 2002), had an aggregate pro rata share of loans outstanding to the partnerships under the Co-Investment Plans of $1,105,686 as of December 31, 2002 (with a weighted average interest rate of 4.8%), and received distributions of approximately $1,611 from the co-investment partnerships during 2002. The highest balance during 2002 of his pro rata share of such loans was $1,221,991. Under certain circumstances, there may be limited recourse to the participating employees with respect to the loans to the partnerships. Recourse to Mr. O'Brien, Jr., if any, under those circumstances would not have exceeded $353,955 as of December 31, 2002, and the highest such recourse amount during 2002 was $498,497. Mr. O'Brien, Jr. has committed to contribute an aggregate of $117,871 under the Carried Interest Plans (of which 22% has been invested as of December 31, 2002) and he received aggregate distributions of $133,907 during 2002 pursuant to such plans.

     Jeffrey Troutman, a Vice President and a sales manager for PNC's Treasury Management business, is the son-in-law of Thomas H. O'Brien, a director and retired chairman and chief executive officer of PNC. In 2002, Mr. Troutman received salary of $88,769 and bonuses of $88,681. Mr. Troutman also was granted nonstatutory stock options under PNC's 1997 Long-Term Incentive Award Plan, as amended, to purchase 500 shares of Common Stock at an exercise price of $57.10.

     Each of the foregoing individuals also participates in other customary employee benefit plans and programs.

INDEMNIFICATION

     Pursuant to its By-Laws, the Corporation provides indemnification to its directors, officers and, in some instances, employees and agents against certain liabilities incurred as a result of their service on behalf of or at the request of the Corporation; the Corporation also advances on behalf of covered individuals costs incurred in defending against certain claims, subject to written undertakings by each such individual to repay all amounts so advanced if it is ultimately determined that the individual is not entitled to indemnification. The Corporation also has obtained directors and officers insurance providing coverage for them against certain liabilities and other expenses resulting from their service on behalf of or at the request of the Corporation. These By-Laws provisions and insurance coverage provide a potentially significant financial benefit to the Corporation's directors and executive officers. During 2002, the Corporation advanced expenses pursuant to these By-Laws provisions on behalf of several of its current and former executive officers and directors in connection with various matters, including those described under "Legal Proceedings," beginning on page 31.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Corporation's directors, its executive officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities (currently there are no such shareholders) to file with the Corporation, the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any equity securities of the Corporation. With respect to 2002, to the best of the Corporation's knowledge, all required report forms were filed on a timely basis. In making this statement, the Corporation has relied in part on the written representations of its current and certain of its former non-employee directors and certain of its current and former executive officers, and on copies of the reports provided to the Corporation.

                       COMPENSATION OF EXECUTIVE OFFICERS

PERSONNEL AND COMPENSATION COMMITTEE REPORT

     The following is the Personnel and Compensation Committee's report to shareholders on the Corporation's executive compensation policies with respect to compensation reported for fiscal year 2002. In accordance with the rules of the SEC, this report shall not be incorporated by reference into any of the Corporation's future filings made under the Exchange Act or under the Securities Act of 1933 ("Securities Act"), and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act or the Securities Act.

PERSONNEL AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR FISCAL
                                   YEAR 2002

                                  INTRODUCTION

     The Personnel and Compensation Committee of The PNC Financial Services Group, Inc. Board of Directors is composed solely of non-employee directors. No Committee member can be a current or former officer of the Corporation.

     One of the Committee's key responsibilities is to provide oversight of the Corporation's executive compensation program. The Committee conducts regular, comprehensive reviews of the Corporation's executive compensation program and establishes the annual compensation of the Corporation's executive officers. The Committee also takes action, or recommends that the Board take action, regarding the adoption or amendment of executive compensation or benefit plans. The Committee also administers certain executive compensation plans maintained by the Corporation.

     The Corporation's executive compensation program is designed to: attract, motivate and retain executive officers who can make significant contributions to the Corporation's long-term success; align the interests of executive officers with those of shareholders; and place a significant proportion of our executive officers' total compensation at risk by tying it to the Corporation's financial and common stock price performance.

     The Committee is assisted by both an independent compensation consultant and the Corporation's internal support staff. The Committee also uses comparative compensation data for the financial services industry and key management positions obtained from nationally recognized compensation consulting firms.

     This compensation data covers a Peer Group of selected financial services companies that compete with the Corporation. The Committee considers the companies included in the Peer Group to be indicative of the Corporation's financial services competitors. The appropriateness of the Peer Group's composition is reviewed and approved by the Committee at least annually.

     The Committee uses the Peer Group as its primary tool to compare performance and compensation when making key compensation-related decisions. The companies included in the Peer Group do not necessarily include the same companies included in the S&P 500 Banks Index used for the Common Stock Performance Graph on page 27. The Common Stock Performance Graph, however, also shows the median total shareholder return for the 2002 Peer Group companies listed in the footnote to the graph.

     The three primary components of the Corporation's executive compensation program are: base salary; annual incentive awards; and long-term incentive awards. The following three sections of this report discuss each of these components in turn.

                                  BASE SALARY

     The base salaries of executive officers are generally targeted at the middle of the competitive marketplace. The Corporation's human resources staff determines the market rate for an executive position annually. In making this determination, the human resources staff considers a number of factors, including: relevant industry salary practices; the position's complexity and level of responsibility; the position's importance to the Corporation in relation to other executive positions; and the competitiveness of an executive's total compensation.

     Specific compensation data obtained from Peer Group proxy statements is used in establishing the salary of the Corporation's Chief Executive Officer.

     Subject to the Committee's approval, the level of an executive officer's base salary is determined on the basis of relevant comparative compensation data and the Chief Executive Officer's assessment of the executive's performance, experience, demonstrated leadership, job knowledge, and management skills.

                            ANNUAL INCENTIVE AWARDS

     Annual incentive awards are bonuses designed to provide a linkage among executive performance, annual objective performance measures, and long-term increases in shareholder value.

     For the 2002 award period, annual incentive awards were made to Mr. Rohr and the other four executive officers listed in the compensation tables beginning on page 21 under the Corporation's 1996 Executive Incentive Award Plan, as amended. The 1996 Executive Incentive Award Plan is designed to give the Committee the flexibility to make annual incentive awards that are comparable to those found in the marketplace in which the Corporation competes for executive talent. This plan is also designed to permit the payment of annual incentive awards that are intended to qualify as deductible, performance-based compensation under Section 162(m) of the Internal Revenue Code.

     For 2002, the five participants in this plan share in a compensation pool equal to one-half of one percent of the Corporation's 2002 consolidated pre-tax net income. This amount is determined in accordance with generally accepted accounting principles, after adjustment for unusual, infrequently occurring or extraordinary items or cumulative effects of changes in accounting principles, as defined under generally accepted accounting principles.

     During the first quarter of 2002, the Committee determined incentive award amounts. An incentive award amount is the maximum percentage of the compensation pool a participant could receive for the 2002 award period. No participant could be assigned a percentage of the compensation pool greater than 40% and the sum of all percentages assigned cannot exceed 100% of the compensation pool. The maximum percentage of the award pool a participant can receive was increased from 35% to 40% beginning in 2001, pursuant to an amendment to the 1996 Executive Incentive Award Plan approved by shareholders at PNC's 2001 annual meeting.

     At PNC's 2001 annual meeting, shareholders also approved amendments to the 1996 Executive Incentive Award Plan which authorize the Committee to grant incentive awards that are payable entirely in cash, entirely in shares of the Corporation's common stock, or in a combination of cash and shares of common stock. Shares of common stock issued pursuant to the terms of an incentive award may be subject to such transfer restrictions or forfeiture provisions as the Committee may specify. To the extent that an incentive award is paid in the form of shares of common stock, the amended 1996 Executive Incentive Award Plan also authorizes the issuance of additional shares of common stock to the participant. The number of additional shares of common stock awarded cannot exceed 25% of the number of shares issued to the participant in full or partial payment of the participant's share of the compensation pool.

     The Committee may permit deferral of the payment of any incentive award on such terms as the Committee deems appropriate. In addition, a participant may defer the payment of any incentive award and the issuance of additional stock pursuant to any applicable deferred compensation plan of the Corporation. In either case, any additional amounts accrued on account of such deferred payment will be based on a reasonable rate of interest or the actual rate of return of one or more predetermined investments specified by the Committee or pursuant to the terms of the deferred compensation plan.

     With respect to the five participants in the 1996 Executive Incentive Award Plan and certain other senior executive officers, the Committee exercised its authority to direct the payment of 25% of each incentive award for 2002 in the form of restricted shares of PNC common stock or to permit such amount to be deferred into restricted phantom PNC common stock units under the Corporation's Deferred Compensation Plan. This restricted stock/phantom unit portion was increased by 25% to reflect the resulting risk of forfeiture and lack of liquidity. The aggregate dollar value of the restricted shares or restricted phantom PNC common stock units received by each participant in the 1996 Executive Incentive Award Plan is shown in the "Restricted Stock Award ($)" column of the Summary Compensation Table for 2002, on page 21. The amount shown for Mr. Demchak also includes the dollar value (computed using the closing share price on the date of the award, or $47.00) of an award of 45,000 restricted shares of common stock made to him in connection with his acceptance of an offer of employment from the Corporation.

     The Committee believes that the payment of a portion of the annual incentive award in restricted shares of common stock or the deferral into restricted phantom PNC common stock units helps to strengthen the linkage between the interests of PNC's executive officers and the interests of the Corporation's shareholders. The Committee has authorized a similar program for executive officers not participating in the 1996 Executive Incentive Award Plan.

     During the first quarter of 2003, the Committee took the actions necessary to arrive at the amount of the annual incentive award for each of the five plan participants. Among other things, the Committee: confirmed the identity of the executive officers eligible to participate in the plan; certified in writing the size of the compensation pool for the 2002 award period in reliance upon financial information supplied by the Corporation's officers; and certified in writing the amount of the incentive award authorized under the plan to be paid to each participant. The final amount of an incentive award is determined by the maximum percentage of the compensation pool which could be paid to the participant and such qualitative and quantitative performance factors as the Committee deemed relevant in adjusting the incentive award payable to the level explained in the Summary Compensable Table on page 21 and the accompanying footnotes for the year 2002, for Messrs. Rohr, Guyaux, Demchak, Shack, and Whitford. As explained above, a portion of the 2002 incentive award was paid in the form of restricted shares of PNC common stock or deferred as restricted phantom PNC common stock units.

     For those executive officers who do not participate in the 1996 Executive Incentive Award Plan, the target amount which may be payable as an annual incentive award is based on an analysis of competitive Peer Group pay practices and is expressed as a percentage of base salary.

     When the Committee established the 2002 target annual incentive awards, the Committee assumed that the 2002 target performance goal would be achieved. Achievement of that goal would result in approximately median total cash compensation.

     There are a number of factors that can affect the amount of an executive officer's incentive award payment, including:

     - "EPS Goal"--This goal is based on the Corporation's earnings per share in relation to the Corporation's budget. Management established, subject to Committee approval, the target EPS Goal for 2002;

     - "Relative Goals"--These goals are based primarily on the Corporation's return on average common shareholders' equity relative to the Peer Group, with additional consideration given to the Corporation's relative return on average assets;

     - Business financial performance relative to that business's budget;

     - The Chief Executive Officer's assessment of an executive officer's performance; and

     - The Committee may exercise its discretion to increase, reduce, or eliminate an executive officer's award, based on its assessment of the officer's performance. The Committee cannot, however, increase the incentive award amount a participant may receive under the 1996 Executive Incentive Award Plan beyond the executive's assigned percentage of the compensation pool. Among the factors the

       Committee considered with respect to 2002 were: effective communication with PNC's regulatory agencies; the maintenance of effective financial reporting processes; and the effective implementation of strengthened corporate governance principles and risk management procedures.

                           LONG-TERM INCENTIVE AWARDS

     Stock option grants, restricted stock and other incentive share awards are made under the Corporation's 1997 Long-Term Incentive Award Plan, as amended. The purposes of the 1997 Long-Term Incentive Award Plan are to attract, retain and motivate executives of outstanding ability and to promote the identification of their interests with those of the Corporation's shareholders.

     The number of stock options granted by the Committee to executive officers is determined as follows. A number of stock options is established that would position the executive officer competitively relative to the Peer Group in terms of long-term compensation. This number is called the baseline amount and is used as a reference point for upward and downward adjustments to the stock option grant level based on the Corporation's total shareholder return in comparison with the Peer Group. If the Corporation's total shareholder return is significantly higher or lower than the Peer Group's median return, the number of options granted may be adjusted above or below the baseline amount. The baseline amount is reestablished periodically in order to maintain the Corporation's competitiveness in long-term compensation.

     The Corporation's total shareholder return is based on its common stock appreciation and dividend payments for the three most recent years. For example, the 2002 option grants were based on common stock appreciation and dividend payments for the period 1999 through 2001. The 2002 grants were 5% above the established baseline to reflect the Corporation's total shareholder return relative to its Peer Group.

     Nonstatutory stock options with a "reload" feature were first granted to a select group of senior officers by the Personnel and Compensation Committee on February 19, 1997. All options granted to the named executive officers and selected other senior officers by the Committee during 2002 also have a reload feature. If options with a reload feature are exercised while the holder is still an employee using common stock which has been held for at least six months, the options exercised are replaced or "reloaded" with a new, at-the-market option. A new option is issued for each share of common stock used to satisfy the exercise price and meet any associated income tax withholding obligation. Options can be reloaded only once; a reload option cannot be replaced when it is exercised. The reload option normally will become exercisable in one year and will have the same remaining term as the option that was exercised. The Committee believes that the reload option feature advances the Corporation's goal of increased common stock ownership by senior executives by encouraging the early exercise of stock options and the retention of shares.

     As previously disclosed in the Corporation's 2001 annual meeting proxy statement, in 2000 the Committee granted incentive share awards under the Corporation's 1997 Long-Term Incentive Award Plan to certain PNC executive officers. Mr. Rohr and each of the executive officers listed in the compensation tables following this report (except Mr. Demchak, who was not employed by the Corporation until 2002) received such incentive share awards, which provided for the issuance of shares of common stock upon the achievement of one or more performance goals. The three-year performance period for these grants ended on December 31, 2002.

     Following the expiration of the performance period, the Committee reviewed information concerning the attainment of certain of the performance goals and certified in writing that the Corporation had achieved certain performance levels with respect to the total shareholder return and return on common equity performance goals. Consistent with the total shareholder return and return on common equity performance levels achieved, the Committee authorized the issuance to each grantee of 50% of the incentive shares granted at the target level in 2000, in the form of shares of PNC common stock, reduced, on a share for share basis, by the number of shares, if any, issued to that grantee under the terms of incentive share grants made in 1998. One-half of the shares (net of shares withheld to satisfy income tax withholding obligations) were issued on February 6, 2003, free of any restrictions, and the remaining one-half of the shares were issued in the form of restricted shares that will vest upon the end of a restricted period that runs through December 31, 2003. The dollar value of the shares awarded (including restricted shares and shares withheld to satisfy income tax withholding obligations) to each of the executive officers other than Mr. Demchak included in the Summary Compensation Table on page 21 is shown in the column captioned "LTIP Payouts."

     Additional information about the grants and awards made by the Committee under the 1997 Long-Term Incentive Award Plan, as amended, is included in the Summary Compensation Table and in the Individual Option Grant Table, which follow this report.

                      CHIEF EXECUTIVE OFFICER COMPENSATION

     When deciding the compensation to be paid to the Corporation's Chief Executive Officer, the Committee acts privately, without the Chief Executive Officer or other officers present. As appropriate, the Committee will confer with its independent compensation consultant to determine whether the Corporation's executive compensation program is consistent with marketplace practices linking pay for performance. In general, the Committee considers the Corporation's financial performance and Peer Group financial performance and compensation data when making decisions regarding the Chief Executive Officer's compensation. The Committee also considers the Chief Executive Officer's leadership, decision-making skills, experience, knowledge, communication with the Board, employees, and regulatory agencies, and strategic recommendations, as well as the Corporation's positioning for future performance. The Chief Executive Officer's effectiveness in enhancing the corporate governance and risk management structures of the Corporation is also considered. The Committee does not assign relative weights to these factors.

     The Committee's significant decisions regarding the Chief Executive Officer's compensation are reported to and discussed with the full Board. These discussions are held privately, without the Chief Executive Officer or any of the Corporation's other officers present. Final decisions regarding the Chief Executive Officer's compensation are reached by the Committee after due consultation with the Board's other non-management directors.

     The following portions of the report will discuss the Committee's decisions regarding Mr. Rohr's compensation for 2002.

     Mr. Rohr's base salary of $850,000 was unchanged for 2002.

     In deciding upon the size of Mr. Rohr's 2002 annual incentive award payment the Committee took into account the leadership and communication skills he displayed in responding effectively and decisively to the requirements of the written agreements that the Corporation and its principal banking subsidiary entered into with their respective principal bank regulatory agencies. The Committee balanced against Mr. Rohr's many positive accomplishments the need to hold him ultimately accountable, as the Corporation's Chief Executive Officer, for the regulatory difficulties that evolved during the course of 2002.

     The Committee also recognized that 2002 was a difficult operating environment due to the slow pace of the economy and weak equity market conditions. In that context, and taking into account the regulatory issues that were satisfactorily resolved prior to year-end 2002, the Committee considered these accomplishments, among others:

     - PNC earned $1.2 billion and generated a 19% return on equity in 2002;

     - Corporate governance and risk management structures were enhanced;

     - Regulatory relations were improved and strengthened;

     - Customer satisfaction levels approached all-time highs in many businesses;

     - More non-sales employees referred new business than ever before, evidencing the continued vitality of a strong sales culture among employees; and

     - PNC's regulatory capital and liquidity ratios were strengthened.

     After considering all of these factors carefully and consulting with the Board's other non-management directors in executive session, the Committee authorized the payment to Mr. Rohr of $1.2 million as an annual incentive award for 2002. Mr. Rohr received $900,000 of this award in the form of cash and the remainder of the amount, together with the 25% premium, was awarded to him in the form of restricted shares of PNC common stock issued under the Corporation's 1996 Executive Incentive Award Plan, as amended.

Please refer to footnotes (a) and (c) of the Summary Compensation Table on page 22 for additional information.

     As for Mr. Rohr's long-term incentive compensation, he received his 2002 stock option grant at a level that was 5% higher than the baseline level set for his 2001 grant.

                                   TAX POLICY

     Section 162(m) of the Internal Revenue Code disallows with certain exceptions a federal income tax deduction for compensation over $1 million paid to the Chief Executive Officer and any of the executive officers included in the compensation tables following this report, provided that they are serving in that capacity as of the last day of the Corporation's fiscal year.

     One exception to Section 162(m)'s disallowance of a federal income tax deduction for compensation over $1 million applies to performance-based compensation paid pursuant to shareholder-approved plans. Awards made under the 1996 Executive Incentive Award Plan, as amended, and certain awards under the 1997 Long-Term Incentive Award Plan, as amended, can generally be made eligible for the performance-based exception and therefore eligible as a federal income tax deduction for the Corporation.

     Although the Committee keeps in mind the desirability of controlling the Corporation's nondeductible compensation expense, the Committee also believes that it is equally important to maintain the flexibility and competitive effectiveness of the Corporation's executive compensation program. Therefore, the Committee from time to time decides to make grants and awards which may not be deductible for federal income tax purposes due to the provisions of Section 162(m).

                                   CONCLUSION

     Based upon its review of the Corporation's executive compensation program and the advice and guidance that the Committee has received from its independent compensation consultant, the Committee believes that the program's basic structure is appropriate, competitive and effective to serve the purposes for which it was established.

                                          MEMBERS OF THE COMMITTEE:

                                          Thomas J. Usher, Chairman
                                          Dennis F. Strigl, Vice Chairman
                                          Paul W. Chellgren
                                          Milton A. Washington

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Usher, Chellgren, Strigl, and Washington, none of whom are officers or former officers of the Corporation or any of its subsidiaries, served as members of the Personnel and Compensation Committee during 2002. In addition, Mr. William R. Johnson and Mr. W. Craig McClelland, neither of whom is still serving as a director, each served as a committee member during a portion of 2002.

     Certain members of the Personnel and Compensation Committee and their associates were customers of and had transactions with the Corporation or its subsidiaries during 2002. Transactions that involved loans or commitments by subsidiary banks were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

CHANGE IN CONTROL AND OTHER ARRANGEMENTS

     The Corporation has entered into change in control severance agreements with each of the executive officers named in the Summary Compensation Table and certain other selected executive officers. If the executive officer's employment is terminated by the Corporation without cause, or by the executive officer for good reason, during a period of three years following a change in control of the Corporation, the executive officer will receive severance benefits, including:
(i) a lump sum payment of three times the executive officer's annual base salary and bonus; (ii) the payment of at least the target bonus for the executive officer for the fiscal year during which the executive officer's employment is terminated; (iii) three years of additional benefits under certain of the Corporation's retirement and benefit plans; and (iv) a payment to reimburse the executive officer for any excise taxes on severance benefits that are considered excess parachute payments under the Internal Revenue Code of 1986, as amended ("Code"). The pension benefits payable to an executive officer may be increased depending upon the officer's age on the date of termination. Each agreement requires the executive officer not to use or disclose any of the Corporation's confidential business information and, if the executive officer receives the above severance benefits, not to employ or solicit any officer of the Corporation during the year following the executive officer's termination. Each agreement terminates when the executive officer reaches age 65, and the Corporation may, upon one year's advance notice, simultaneously terminate all of such change in control severance agreements. The Corporation has entered into change in control severance arrangements with certain other selected officers under which they will receive severance benefits similar to those described above, but at a lower level of payment and with a shorter coverage period. The Corporation also typically includes provisions in its stock option, restricted stock and other incentive share awards providing certain protections, such as accelerated vesting, in the event of a qualifying termination of employment following or in anticipation of a change in control.

     The Corporation's displaced employee assistance plans for employees generally provide an increase in severance benefits following a change in control under certain circumstances. If an employee's employment is terminated by the Corporation within two years following consummation of a change in control, the employee will receive a lump sum payment equal to twice the benefits to which such employee otherwise would be entitled under the applicable plan. In addition to that lump sum payment, certain other selected officers and employees will become eligible for an additional severance benefit under similar circumstances, based on their variable compensation.

SUMMARY COMPENSATION TABLE*

     The Summary Compensation Table shows, for the years 2000 through 2002 (except in the case of Messrs. Demchak and Shack), the compensation paid or awarded to Mr. Rohr, the Corporation's Chairman and Chief Executive Officer, and to the Corporation's next four most highly compensated, policy-making executive officers; the inclusion of those four executive officers in this group is based on salary and bonus earned during 2002. The amounts shown in the "Salary" column include the dollar amounts attributable to holidays, vacation time, and paid time off. Mr. Rohr and the four executive officers are referred to collectively for purposes of the compensation tables as the Corporation's "named executive officers." For a discussion of the Corporation's executive compensation program, please refer to the Personnel and Compensation Committee Report on Executive Compensation beginning on page 14.

                                      ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                             --------------------------------------   -------------------------------------
                                                                              AWARDS              PAYOUTS
                                                                      -----------------------   -----------
                                                             OTHER                 SECURITIES
                                                             ANNUAL   RESTRICTED   UNDERLYING                   ALL
                                                              COMP      STOCK       OPTIONS/       LTIP        OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY ($)   BONUS ($)    ($)     AWARD ($)     SARS (#)    PAYOUTS ($)   COMP ($)
---------------------------  ----   ----------   ---------   ------   ----------   ----------   -----------   --------
                                                    (a)       (b)        (c)          (d)           (e)         (f)
James E. Rohr                2002     850,000     900,000    4,149      375,000     299,512        429,400    291,959
Chairman and                 2001     850,000    1,125,000   4,015      468,750     338,740      1,675,750    321,108
Chief Executive Officer      2000     836,120    2,601,000   3,690    3,862,500     277,261              0    226,931
The PNC Financial Services
Group, Inc.
Joseph C. Guyaux             2002     486,538     429,000        0      178,750     101,718        343,520     53,264
President                    2001     405,769     285,500        0      118,125      63,000        469,210     52,038
The PNC Financial Services   2000     375,422     486,400        0    1,931,250     104,644              0     50,187
Group, Inc.
William S. Demchak           2002+    152,885+    750,000+   8,947    2,427,500     100,000              0    233,613
Vice Chairman and Chief
Financial Officer
The PNC Financial Services
Group, Inc.
Timothy G. Shack             2002     427,885     289,500        0      120,625      80,238        279,110     43,151
Executive Vice President and 2001++   372,461     228,000        0       95,000      88,014        402,180     44,548
Chief Information Officer
The PNC Financial Services
Group, Inc.
Thomas K. Whitford           2002     395,192     337,500        0      140,625      81,816        300,580     55,076
Executive Vice President and 2001     368,942     225,000        0       93,750      75,025        368,665     48,183
Chief Risk Officer           2000     339,615     469,200        0    1,609,375      85,802              0     45,732
The PNC Financial Services
Group, Inc.

---------------

 * Footnotes to the Summary Compensation Table are set forth beginning on page
   22.

 + Mr. Demchak was not an executive officer of the Corporation prior to 2002.
   The salary amount shown for Mr. Demchak represents the portion of his annual base salary paid to him in 2002, beginning on his first day of employment (September 9, 2002). Mr. Demchak received a guaranteed bonus of $1,000,000 for 2002, of which a portion was deferred as restricted phantom Common Stock units; please see the column captioned "Restricted Stock Award" and footnotes
   (a) and (c) for additional information.

++ Mr. Shack was not an executive officer of the Corporation for purposes of the SEC's executive compensation disclosure rules prior to 2001.

                    FOOTNOTES TO SUMMARY COMPENSATION TABLE

(a) 25% of the named executive officer's 2002 annual incentive award was awarded to him in the form of restricted shares of Common Stock or, in the case of Mr. Demchak, deferred as restricted phantom Common Stock units under the Corporation's Deferred Compensation Plan. This restricted stock/phantom unit portion was increased by 25% to reflect the resulting risk of forfeiture and lack of liquidity. The aggregate dollar value of the restricted shares of Common Stock or restricted phantom Common Stock units awarded to each named executive officer is shown in the "Restricted Stock Award ($)" column of this table for 2002, and additional details are provided in footnote (c) and in the Personnel and Compensation Committee Report on Executive Compensation beginning at page 15, under the caption "Annual Incentive Awards."

(b) The amounts shown represent reimbursement for certain tax liabilities. None of the named executive officers received perquisites or other personal benefits, securities or property during 2002 that, in the aggregate, cost the Corporation the lesser of $50,000 or 10% of the named executive officer's salary and bonus earned during that year. Perquisites and other personal benefits that were received by the named executive officers were valued on the basis of their incremental cost to the Corporation and its subsidiaries, as prescribed by the rules of the SEC.

(c) The dollar values in this column for 2002 equal the aggregate value of the restricted shares of Common Stock awarded to or, in the case of Mr. Demchak, deferred as restricted phantom Common Stock units on February 19, 2003 as part of the 2002 annual incentive award. The dollar amount shown for Mr. Demchak also includes the value of 45,000 restricted shares of Common Stock awarded to him under the Corporation's 1997 Long-Term Incentive Award Plan, as amended, in connection with his acceptance of an offer of employment by the Corporation; the aggregate value of these shares was computed using the closing price of a share of Common Stock on the September 9, 2002 award date, or $47.00. The restricted shares were awarded to Messrs. Rohr, Guyaux, Shack and Whitford under the Corporation's 1996 Executive Incentive Award Plan, as amended, and the restricted phantom Common Stock units were deferred by Mr. Demchak under the Corporation's Deferred Compensation Plan. The named executive officers will be entitled to vote and to receive dividends on the restricted shares, as declared by the Board on Common Stock. Restricted phantom Common Stock units held in the Corporation's Deferred Compensation Plan are credited with deemed dividends, as dividends are declared by the Board on Common Stock, but they carry no voting rights and can be settled only in cash. For both the restricted shares and restricted phantom stock units, the named executive officer will forfeit the award if his employment with PNC terminates prior to the end of a three-year restricted period, except in certain limited cases. Please see footnote (a) and the Personnel and Compensation Committee Report on Executive Compensation beginning at page 15, under the caption "Annual Incentive Awards," for additional details.

    As of December 31, 2002, the named executive officers beneficially held restricted shares of Common Stock as follows, with the aggregate dollar value shown as of December 31, 2002: Messrs. Rohr (85,000 shares; $3,561,500); Guyaux (39,143 shares; $1,640,092); Demchak (45,000 shares;
    $1,885,500) Shack (31,000 shares; $1,298,900); and Whitford (32,201 shares;
    $1,349,222). The per share dollar amount used to calculate these values was $41.90, the closing market price of a share of Common Stock on the New York Stock Exchange on December 31, 2002.

(d) With respect to Messrs. Rohr, Guyaux, Shack, and Whitford, the number shown in this column for 2002 includes shares of Common Stock underlying both nonstatutory stock options granted by the Personnel and Compensation Committee in its discretion during 2002 and reload nonstatutory stock options granted upon the named executive officer's exercise during 2002 of nonstatutory stock options granted by the Personnel and Compensation Committee prior to 2002 with a reload feature. The number of shares of Common Stock underlying reload options are shown in parentheses for Messrs. Rohr (26,512); Guyaux (17,718); Shack (11,988); and Whitford (13,566). For
    more information about reload options, please see the "Individual Option Grants--2002" table on page 24 and the relevant footnotes.

(e) The dollar values in this column were calculated by multiplying the number of shares of Common Stock issued to the named executive officer on February 6, 2003 under the Corporation's 1997 Long-Term Incentive Award Plan, as amended, by the average of the high and low sale prices of a share of Common Stock on the New York Stock Exchange on that date ($42.94). The number of shares of Common Stock awarded to each of the named executive officers is as follows: Messrs. Rohr (10,000 shares); Guyaux (8,000 shares); Shack (6,500 shares); and Whitford (7,000 shares). One-half of the shares were issued to the named executive officer free of any restriction, net of shares withheld to satisfy income tax withholding obligations; the other one-half of the shares are restricted and cannot be sold or transferred during the restricted period. If the named executive officer's employment with PNC terminates prior to the end of the restricted period, which runs through December 31, 2003, he will forfeit the restricted shares awarded, except in certain limited cases, including the officer's death, total disability, or certain qualifying terminations following or in anticipation of a change in control. During the restricted period, the officer will receive dividends on the restricted shares, as declared by the Board on Common Stock, and will be able to vote the shares. For more information about these shares, please see the Personnel and Compensation Committee Report on Executive Compensation at page 17.

(f) The amount shown for 2002 includes the dollar value of matching contributions made pursuant to the Corporation's Incentive Savings Plan, a qualified defined contribution plan, for Messrs. Rohr ($11,000); Guyaux ($11,000); Shack ($11,000); and Whitford ($3,462). The amount also includes the employer matching contribution to the Corporation's Supplemental Incentive Savings Plan, a nonqualified excess defined contribution plan, for Messrs. Rohr ($85,000); Guyaux ($29,532); Shack ($23,793); and Whitford ($29,250). The amount also includes the 2002 net premiums paid by the Corporation in connection with its Key Executive Equity Plan, a split-dollar insurance arrangement, on behalf of Messrs. Rohr ($195,959); Guyaux ($12,732); Demchak ($33,613); Shack ($8,358); and Whitford ($12,364). The
    net premiums disclosed in the preceding sentence represent the full dollar amounts paid by the Corporation for both the term and non-term portions of the Key Executive Equity Plan. The amount shown for Mr. Demchak also includes the signing bonus he was paid upon joining the Corporation ($200,000).

OPTION GRANTS IN 2002

     This table provides information on stock options granted to the named executive officers in 2002. Only nonstatutory stock options were granted in 2002 under the Corporation's 1997 Long-Term Incentive Award Plan, as amended.

     The table provides information about two categories of options granted during 2002: (i) options granted to each of the named executive officers at the discretion of the Personnel and Compensation Committee; and (ii) reload options granted to Messrs. Rohr, Guyaux, Shack, and Whitford upon their exercise, in the required manner, of options previously granted to them by the Personnel and Compensation Committee with a reload feature. Reload options included in the following table are marked with the symbol "(R)." Information about reload options is included in footnote (b); where appropriate, other footnotes provide additional information which is specific to the reload options shown in the table.

                         INDIVIDUAL OPTION GRANTS--2002

                     NUMBER OF       % OF TOTAL
                    SECURITIES        OPTIONS
                    UNDERLYING       GRANTED TO                                   GRANT DATE
                      OPTIONS        EMPLOYEES    EXERCISE OR BASE   EXPIRATION    PRESENT
NAME                GRANTED (#)       IN 2002       PRICE ($/SH)        DATE      VALUE ($)
----                -----------      ----------   ----------------   ----------   ----------
                      (a)(b)                            (c)             (d)          (e)
James E. Rohr         273,000           6.12           57.10          1/3/2012    3,309,659
                       26,512(R)        0.59           60.65          1/6/2010      339,219

Joseph C. Guyaux       84,000           1.88           57.10          1/3/2012    1,018,356
                       17,718(R)        0.40           60.35          1/6/2010      221,353

William S. Demchak    100,000           2.24           46.23          9/9/2012      920,314

Timothy G. Shack       68,250           1.53           57.10          1/3/2012      827,415
                       11,988(R)        0.27           60.65          1/6/2010      153,386

Thomas K. Whitford     68,250           1.53           57.10          1/3/2012      827,415
                        8,028(R)        0.18           60.65          1/6/2010      102,718
                        5,538(R)        0.12           55.93          1/6/2010       65,879

---------------

(a) Except in the case of Mr. Demchak's options, which were granted on September 9, 2002, the option grants not marked with an "(R)" have a grant date of January 3, 2002.

    The reload options shown were granted on the exercise date(s) of the named executive officer's original options. The grant dates for the reload options are as follows: (i) Mr. Rohr's reload options were granted on January 7, 2002; (ii) Mr. Guyaux's reload options were granted on January 11, 2002;
    (iii) Mr. Shack's reload options were granted on January 7, 2002; and (iv) Mr. Whitford's 8,028 reload options were granted on January 7, 2002 and his 5,538 reload options were granted on May 20, 2002.

    Options granted by the Personnel and Compensation Committee normally become exercisable in three equal annual installments, beginning one year after the grant date, as long as the holder remains an employee. All reload options normally become exercisable one year after their grant date.

(b) Nonstatutory stock options with a "reload" feature were first granted to a select group of senior officers by the Personnel and Compensation Committee on February 19, 1997. All options granted to the named executive officers and selected other senior officers by the Committee during 2002 also have a reload feature. If options with a reload feature are exercised while the holder is still an employee using Common Stock which has been held for at least six months, the options exercised are replaced or "reloaded" with a new, at-the-market option for each share of Common Stock used to satisfy the exercise price and meet any associated tax withholding obligation. Options can be reloaded only once; the reload options shown in the table cannot be replaced when they are exercised. The reload option normally will become exercisable in one year and will have the same remaining term as the option that was exercised.

(c) The exercise price shown equals the average of the high and low sale prices of a share of the Corporation's Common Stock on the New York Stock Exchange on the date of the grant.

(d) The date shown in this column is the applicable ten-year expiration date, but an option may expire prior to that date under certain circumstances specified in the governing nonstatutory stock option agreement, such as termination of employment for reasons other than death or retirement.

    The expiration date shown for reload options coincides with the expiration date of the option exercised, regardless of the reload option's grant date. For example, a reload option received upon the exercise of an option granted on February 17, 1999 would have the same expiration date of February 17, 2009 applicable to the original option, regardless of the date on which the reload option was granted.

(e) The dollar values listed in this column are based upon the Black-Scholes option pricing model.

    The options granted in 2002 to the named executive officers at the discretion of the Personnel and Compensation Committee [i.e., the options shown in table that are not marked by the symbol "(R)"] and to certain other executive officers include a reload feature. Those options were valued without regard to the reload feature. The grant of a reload option is treated for purposes of this table as the automatic grant of a new option, the value of which is determined on its own terms as of its grant date. Additional information about reload options is contained in footnote (b).

The chart below shows, by option grant date, the assumptions used in accordance with the Black-Scholes option pricing model to determine the grant date present value per option. The dollar values shown in the Individual Option Grants table in the column captioned "Grant Date Present Value ($)" were calculated by carrying out the dollar value of each option to four decimal places and rounding the result to the nearest dollar. The Corporation in no way intends to provide any predictions or assurances with respect to option or Common Stock values, as some of the underlying assumptions are highly subjective and in any event the options are not transferable except upon the death of the optionee. The grant dates for specific options listed in the Individual Option Grants table are disclosed in footnote (a).

                                             ANNUALIZED                               ESTIMATED
 GRANT    MARKET   EXERCISE                  RISK FREE       ESTIMATED     DIVIDEND   VALUE OF
  DATE    PRICE     PRICE     VOLATILITY   RATE OF RETURN   USEFUL LIFE     YIELD      OPTION
 -----    ------   --------   ----------   --------------   -----------    --------   ---------
1/03/02   $57.10    $57.10      0.2646          4.57%         5 Years        3.52%     $12.12
1/07/02    60.65     60.65      0.2646          4.49          5 Years        3.52       12.79
1/11/02    60.35     60.35      0.2646          4.24          5 Years        3.52       12.49
5/20/02    55.93     55.93      0.2657          4.55          5 Years        3.52       11.90
9/09/02    46.23     46.23      0.2769          3.17          5 Years        3.52        9.20

AGGREGATED OPTION EXERCISES IN 2002 AND 2002 YEAR-END OPTION VALUES

     This table provides information concerning exercises of nonstatutory stock options during 2002 by certain of the named executive officers. The table also shows the number and value of unexercised options, including any reload options held by the named executive officer, at the end of 2002.

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                           OPTIONS AT 2002            IN-THE-MONEY OPTIONS
                          SHARES                            YEAR END (#)             AT 2002 YEAR END($)(A)
                       ACQUIRED ON       VALUE       ---------------------------   ---------------------------
        NAME           EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           ------------   ------------   -----------   -------------   -----------   -------------
                                                                                       (B)            (B)
James E. Rohr             33,333        615,411        481,949        577,013      $1,559,220       0
Joseph C. Guyaux          22,167        402,608        140,096        193,718               0       0
William S. Demchak             0              0              0        100,000               0       0
Timothy G. Shack          15,000        276,938        116,690        149,238               0       0
Thomas K. Whitford        16,667        276,355        102,094        158,483               0       0

---------------
(a) An option is in-the-money if the fair market value of the underlying security exceeds the exercise price of the option.

(b) The dollar values shown were calculated by determining the difference between: (i) the average of the high and low sale prices of the Corporation's Common Stock on the New York Stock Exchange on December 31, 2002 ($41.655); and (ii) the exercise prices of the various options held by the named executive officer as of December 31, 2002.

PENSION BENEFITS

     The Corporation maintains a non-contributory pension plan ("Pension Plan" or "Plan") for qualifying employees. The Plan is a defined benefit pension plan under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is qualified under Section 401(a) of the Code. The Corporation and certain of its subsidiaries contribute an actuarially determined amount necessary to fund the total benefits payable to participants employed by them. The amount of the Corporation's annual contribution with respect to a specific participant cannot be readily calculated by the actuaries for the Pension Plan.

     Benefits under the Plan are determined as follows: Effective January 1, 1999, a recordkeeping "account" was established for each participant. The initial account balance was determined as the present value of each participant's accrued benefit as of December 31, 1998, using the Plan provisions in effect on December 31, 1998. For each calendar quarter ending after January 1, 1999, eligible participants receive "Earnings Credits," expressed as a percentage of Covered Earnings, in accordance with a schedule based on the participant's age plus years of credited service. In addition, employees who were at least age 40 and had at least 10 years of credited service as of January 1, 1999 receive additional quarterly "Transitional Credits" for up to 10 years. Participants also receive quarterly "Interest Credits" at the prevailing 30-year U.S. Treasury Bond rate.

     "Covered Earnings" is defined as an employee's regular earnings plus eligible variable compensation, such as paid bonuses; deferred bonus payments are applied to the Corporation's ERISA Excess Pension Plan, discussed below. Eligible variable compensation for employees is limited to the greater of $25,000 or 50% of the employee's total eligible variable compensation for the calendar year. Eligible variable compensation is generally limited to $250,000 for purposes of the 50% calculation, except in the case of a select group of senior officers.

     The Corporation also maintains two supplemental non-qualified pension plans. The ERISA Excess Pension Plan provides retirement benefits equal to the difference, if any, between the maximum benefit allowed under the Code and the amount that would be provided by the Pension Plan if no limits were applied. The ERISA Excess Pension Plan also recognizes deferred bonuses that are not included in the Pension Plan as Covered Earnings.

     The Corporation also maintains a separate supplemental retirement benefit plan applicable to certain officers of the Corporation and its subsidiaries. Officers who were age 50 and had five years of vesting service as of January 1, 1999 receive benefits based on the formula in effect prior to January 1, 1999. All other officers participating in this plan will receive a benefit based upon the cash balance pension formula described above, applied to eligible bonuses.

     The estimated total annual benefits (including those payable by both supplemental non-qualified pension plans) payable upon retirement at the normal retirement age of 65 for each of the named executive officers are as follows:
Messrs. Rohr ($1,914,623); Guyaux ($698,359); Demchak ($536,562); Shack
($621,391); and Whitford ($595,166). Except as explained below with respect to Mr. Demchak, the benefits have been projected assuming that: (a) each named executive officer's salary remains constant until retirement; (b) future annual bonuses are assumed to be the same as those paid in 2002; and (c) the 30-year U.S. Treasury Bond rate until retirement is 7.0%. In the case of Mr. Demchak, he was assumed to become a participant in the Corporation's pension plans on April 1, 2003. Further, his projected benefits were calculated using an estimated 2003 annual bonus (to be paid in 2004) of $689,000; Mr. Demchak's future annual bonuses were also assumed to be that amount. The amounts shown are based on the payment method which would result in the highest annual benefit, if selected by the named executive officer.

                         COMMON STOCK PERFORMANCE GRAPH

     The graph set forth below shows the cumulative total shareholder return (i.e., price change plus reinvestment of dividends) on the Corporation's Common Stock during the five-year period ended December 31, 2002, as compared with: (i) a selected peer group of the Corporation's competitors ("Peer Group"+); (ii) an overall stock market index, the S&P 500 Index; and (iii) a published industry index, the S&P 500 Banks Index ("S&P Banks"). The yearly points marked on the horizontal axis of the graph correspond to December 31 of that year. The stock performance graph assumes that $100 was invested on January 1, 1998, for the five-year period and that any dividends were reinvested. The table below the graph shows the resultant compound annual growth rate ("CGR") for the performance period.

                         INDEXED RETURNS--YEARS ENDING

                                                PNC               PEER GROUP(+)          S&P 500 INDEX            S&P BANKS
                                                ---               -------------          -------------            ---------
Dec97                                             100                    100                    100                    100
Dec98                                           97.67                 111.12                 128.58                 106.04
Dec99                                           82.96                  92.51                 155.63                  91.41
Dec00                                          141.13                 103.79                 141.46                 108.83
Dec01                                          111.84                 110.70                 124.65                 108.85
Dec02                                           86.78                  89.91                  97.10                 107.74
5 year CGR                                       (2.8)%                 (2.1)%                 (0.6)%                 1.5%

+ The Peer Group represented comprises the following companies: Bank of America
  Corporation; The Bank of New York Company, Inc.; Bank One Corporation; Fifth Third Bancorp; FleetBoston Financial Corporation; KeyCorp; National City Corporation; The PNC Financial Services Group, Inc.; SunTrust Banks, Inc.; U.S. Bancorp; Wachovia Corporation; and Wells Fargo & Company. Each yearly point for the Peer Group is determined by calculating the cumulative total shareholder return for each company in the Peer Group from January 1, 1998 to December 31 of that year and then using the median of these returns as the yearly plot point. The Peer Group shown is the Peer Group approved by the Board's Personnel and Compensation Committee in 2002. The Corporation's 2003 Peer Group does not include Bank of America Corporation.

     In accordance with the rules of the SEC, this section, captioned "Common Stock Performance Graph," shall not be incorporated by reference into any of the Corporation's future filings made under the Exchange Act or the Securities Act and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

                               VOTING PROCEDURES

     Pennsylvania law and the Corporation's By-Laws require the presence of a quorum to transact business at the annual meeting. A quorum is constituted by the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matters to be voted on. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached.

     Under Pennsylvania law, the act of "voting" does not include either recording the fact of abstention or failing to vote for a candidate or for approval or disapproval of a proposal, whether or not the person entitled to vote characterizes the conduct as voting. In other words, only those who indicate an affirmative or negative decision on a matter are treated as voting, so that ordinarily abstention or a mere absence or failure to vote is not equivalent to a negative decision. A broker-dealer "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

     Shareholders may vote by mailing their completed, dated, and signed proxy card in the envelope provided, which requires no postage if mailed in the United States. Alternatively, shareholders of record may use the telephone or Internet voting options explained on their proxy card. Shareholders of record wishing to use the Internet voting option should go to the following web site: www.computershare.com/us/proxy, enter the information requested on the computer screen, and follow the instructions. Shareholders should have their proxy card readily available, so that they can refer to the holder account number and proxy access number printed on the proxy card. The Pennsylvania Business Corporation Law of 1988, 15 Pa.C.S.A. section 1759(b), provides that shareholders voting by means of the telephone or the Internet, as instructed, will be treated as transmitting a properly authenticated proxy for voting purposes. Pennsylvania law permits the use of telephone or Internet voting both when a shareholder of record is voting and when a beneficial owner is communicating its vote to a shareholder of record, such as a securities depositary or brokerage firm.

     With respect to Item 1, the 16 nominees for election as directors who receive the greatest number of votes cast at the annual meeting, assuming that a quorum is present, will be elected as directors at the conclusion of the vote tabulation. A withheld vote on any nominee will not affect the voting results.

     The rules of the New York Stock Exchange state that the total vote cast on each item which is required by those rules to be voted on by shareholders represent over 50 percent in interest of the Common Stock and the Voting Preferred Stock, voting together as a single class. As a result, shares not voted, abstentions and broker non-votes will have a negative effect on the satisfaction of that requirement.

     Under the rules of the New York Stock Exchange, "routine" items are those upon which broker-dealers holding shares in street name for their customers may vote, in their discretion, on behalf of any customers who do not furnish voting instructions within ten days of the annual meeting. With respect to non-routine items that come before the annual meeting for a vote, such broker-dealers would not be able to vote without first receiving voting instructions from their customers. These broker "non-votes" would not be considered in the calculation of the majority of the votes cast and therefore would have no effect on the vote with respect to a non-routine item, except as otherwise explained in the preceding paragraph.

     The Corporation has adopted a policy that all proxies, ballots, voting instructions from employee benefit plan participants and voting tabulations that identify the particular vote of a shareholder or benefit plan participant be kept permanently confidential and not be disclosed to the Corporation, its directors, officers or employees except: (i) as necessary to meet legal requirements or to pursue or defend legal actions; (ii) to allow the Judge of Election to certify the results of the vote; (iii) when expressly requested by a shareholder or benefit plan participant; or (iv) in the event of a contested proxy solicitation. The Corporation has confirmed with its independent vote tabulator and Judge of Election that its procedures will be consistent with the foregoing policy.

                              INDEPENDENT AUDITORS

     At its meeting on February 15, 2001, the Board of Directors approved the recommendation of the Audit Committee for the appointment of Ernst & Young LLP to audit the consolidated financial statements of the Corporation for 2001.

     In addition to having served as the independent auditor of the Corporation's 2001 consolidated financial statements, Ernst & Young LLP executes the Corporation's internal audit program under the direction of PNC's corporate audit staff. Ernst & Young LLP also provides various tax and nonattest and advisory services to the Corporation.

     Under rule amendments regarding auditor independence adopted by the SEC, beginning August 3, 2002 independent accountants are no longer permitted to provide audit clients with certain non-audit services. Accordingly, PNC decided to have separate internal and independent audit providers commencing with fiscal 2002. Ernst & Young LLP acted as independent auditor with respect to the Corporation's 2001 financial statements and continues to provide various internal audit, tax, and nonattest and advisory services to the Corporation. PNC engaged Deloitte & Touche LLP as the Corporation's principal accountants to audit the Corporation's 2002 financial statements. These actions were recommended by the Audit Committee and approved by the Corporation's Board of Directors on December 18, 2001.

     Ernst & Young LLP's reports on the Corporation's financial statements for the fiscal years 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years 2000 and 2001 and any subsequent interim period preceding the date of this proxy statement, (i) there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make a reference to the subject matter of the disagreement in connection with its reports in the financial statements for such years, and (ii) there were no reportable events as defined in Item 304 of Regulation S-K. The Corporation has provided Ernst & Young LLP with a copy of the preceding disclosure prior to filing this proxy statement with the SEC. Ernst & Young LLP has provided a letter to the Corporation stating that it agrees with the statements made in the disclosure.

     Details about the nature of the services provided by, and the fees that the Corporation paid to, Deloitte & Touche LLP for such services provided during 2002 are set forth below. At its meeting on February 17, 2003, the Audit Committee appointed Deloitte & Touche LLP to audit the consolidated financial statements of the Corporation for 2003.

     Representatives of Deloitte & Touche LLP and Ernst & Young LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees for professional services rendered by Deloitte & Touche LLP in the 2002 fiscal year were $6,118,274 relating to services performed to comply with Generally Accepted Auditing Standards. These services included fees related to their audit of PNC's consolidated financial statements, reviews of the consolidated financial statements included in PNC's Quarterly Reports on Form 10-Q and issuance of service auditor reports.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no professional services rendered by Deloitte & Touche LLP in the 2002 fiscal year relating to financial information systems design and implementation.

ALL OTHER FEES

     The Audit Committee has considered the compatibility of non-audit services with the auditor's independence. The aggregate fees for all other services rendered by Deloitte & Touche LLP in the 2002 fiscal year were $1,827,242 and can be subcategorized as follows:

          Audit Related Fees. The aggregate fees for professional services rendered by Deloitte & Touche LLP in the 2002 fiscal year was $1,676,293 relating to assurance and related services. These services included fees related to audits of financial accounting and reporting standards and attest services that are not required by statute or regulation.

          Tax Fees. The aggregate fees for professional services rendered by Deloitte & Touche LLP in the 2002 fiscal year were $9,150 relating to services performed in connection with the preparation of tax returns for PNC-related entities.

          All Other Fees. The aggregate fees for all other services rendered by Deloitte & Touche LLP in the 2002 fiscal year were $141,799. These fees primarily related to work performed in connection with tax-basis appraisal services and software license renewals.

                         REPORT OF THE AUDIT COMMITTEE

     The Board of Directors of the Corporation has appointed an Audit Committee composed of five directors, each of whom is independent as defined in the New York Stock Exchange listing standards.

     The Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter, as approved and amended by the Board on November 21, 2002, is included as Exhibit A to this proxy statement. The Audit Committee's job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare the Corporation's financial statements, to plan or conduct audits, or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Corporation's management is responsible for preparing the Corporation's financial statements and for maintaining internal control and disclosure controls and procedures. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, result of operations, and cash flows of the Corporation in conformity with generally accepted accounting principles.

     The Audit Committee has reviewed and discussed the Corporation's audited consolidated financial statements with management and with Deloitte & Touche LLP, the Corporation's independent auditors for 2002.

     The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61.

     The Audit Committee has received from Deloitte & Touche LLP the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Deloitte & Touche's independence with Deloitte & Touche, and has considered the compatibility of non-audit services with the auditor's independence.

     Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                         THE AUDIT COMMITTEE

                                         Helge H. Wehmeier, Chairman
                                         George A. Davidson, Jr.
                                         Richard B. Kelson
                                         Bruce C. Lindsay
                                         Stephen G. Thieke

REPORT OF THE AUDIT COMMITTEE

     In accordance with the rules of the SEC, the Report of the Audit Committee shall not be incorporated by reference into any of the Corporation's future filings made under the Exchange Act or the Securities Act, and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act or the Securities Act.

                               LEGAL PROCEEDINGS

     The several putative class action complaints filed during 2002 in the United States District Court for the Western District of Pennsylvania were consolidated in a Consolidated Class Action Complaint filed on October 4, 2002 brought on behalf of purchasers of Common Stock between July 19, 2001 and July 18, 2002.

The Consolidated Class Action Complaint names as defendants the Corporation, the Chairman and Chief Executive Officer, the former Chief Financial Officer, the Controller, and Ernst & Young LLP, the Corporation's independent auditors for 2001, and seeks unquantified damages, interest, attorneys' fees and other expenses. The Consolidated Class Action Complaint alleges violations of federal securities laws related to disclosures regarding the three 2001 transactions that gave rise to a financial statement restatement announced by the Corporation on January 29, 2002, and related matters. The Corporation and all other defendants have filed a motion to dismiss this lawsuit. Management believes there are substantial defenses to this lawsuit and intends to defend it vigorously. The impact of the final disposition of this lawsuit cannot be assessed at this time.

     The Corporation received a letter from a shareholder in 2002 demanding that the Corporation take action against parties allegedly responsible for the events giving rise to the SEC consent order filed on July 18, 2002 and that it consider action against directors of the Corporation who approved certain bonus payments. Management referred this demand to the Board of Directors. The Corporation has recently been advised that the shareholder does not intend to pursue claims derivatively on behalf of the Corporation at this time.

                     SHAREHOLDER PROPOSALS AND NOMINATIONS

     Eligible shareholders may submit proposals to be considered for inclusion in the Corporation's 2004 proxy materials for the 2004 annual meeting of shareholders if they do so in accordance with the applicable SEC rules. Any such proposals must be in writing and received by the Corporate Secretary at the principal executive offices of the Corporation no later than November 21, 2003 in order to be considered for inclusion in the Corporation's 2004 proxy materials. For information on how to submit the name of a person to be considered by the Nominating and Governance Committee for possible nomination as a director, please see the paragraph discussing the Committee's responsibilities on page 5.

     Director nominations and proposals for action at an annual meeting of shareholders may be made otherwise only: (i) pursuant to the Corporation's notice of such meeting; (ii) by the presiding officer; (iii) by or at the direction of a majority of the Board of Directors; or (iv) by one or more shareholders in accordance with the applicable rules of the SEC and the governing By-Law provisions.

     A shareholder may make a nomination for the election of a director or a proposal for action at an annual meeting only if written notice is received by the Corporate Secretary at the Corporation's principal office not later than:
(i) 90 days prior to the annual meeting (which, for the 2004 annual meeting, would mean no later than January 27, 2004 if the annual meeting is held on April 27, 2004, unless a different date for such notice has been stated in the Corporation's most recent proxy materials distributed to shareholders); or (ii) if the annual meeting is to be held on a date other than the fourth Tuesday in April, the close of business on the tenth day following the first public disclosure of the meeting date. Public disclosure of the date of any annual meeting may be made in a filing with the SEC, in any notice given to the New York Stock Exchange or in a news release reported by any national news service.

     Each shareholder notice shall include: (i) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given (A) the name and address of such shareholder and of such beneficial owner, and (B) the class and number of shares of the stock of the Corporation that are owned of record and beneficially by such shareholder and such beneficial owner; and (ii) a representation that the shareholder is a beneficial owner of stock of the Corporation entitled to vote at such meeting and intends to be present at the meeting in person or by proxy to make such nomination or proposal.

     Each notice of nomination for the election of a director from a shareholder also shall set forth: (i) the name and address of the person to be nominated;
(ii) a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iii) such other information regarding the nominee as would be required to be included in proxy materials filed under the applicable rules of the SEC had the nominee been nominated by the Board of Directors; and (iv) the written consent of the nominee to serve as a director of the Corporation, if so elected.

     Each notice of a proposal for action at an annual meeting from a shareholder also shall set forth a brief description of the proposal, the reasons for making such proposal, and any direct or indirect interest of the shareholder, or any person on whose behalf the shareholder is acting, in making such proposal.

     If the Corporate Secretary receives notice of a shareholder proposal that complies with the governing By-Law provisions on or prior to the required date and if such proposal is properly presented at the 2004 annual meeting of shareholders, the proxies appointed by the Corporation may exercise discretionary authority in voting on such proposal if, in the Corporation's proxy statement for such meeting, the Corporation advises shareholders of the nature of such proposal and how the proxies appointed by the Corporation intend to vote on such proposal, unless the shareholder submitting the proposal satisfies certain SEC requirements, including the mailing of a separate proxy statement to the Corporation's shareholders.

     The presiding officer of the meeting may refuse to permit any nomination for the election of a director or proposal to be made at an annual meeting by a shareholder who has not complied with all of the governing By-Law procedures, including receipt of the required notice by the Corporate Secretary by the date specified. If a shareholder proposal is received by the Corporation after the required notice date but the presiding officer of the meeting nevertheless permits such proposal to be made at the 2004 annual meeting of shareholders, the proxies appointed by the Corporation's Board of Directors may exercise discretionary authority when voting on such proposal.

     Questions about these requirements, or notices mandated by them, may be directed to: Corporate Secretary, The PNC Financial Services Group, Inc., One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707.

                                 OTHER MATTERS

     The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

By Order of the Board of Directors,

/s/ Thomas R. Moore
Thomas R. Moore
Corporate Secretary

                                                                       EXHIBIT A

                                    CHARTER
                                     OF THE
                                AUDIT COMMITTEE
                                     OF THE
          BOARD OF DIRECTORS OF THE PNC FINANCIAL SERVICES GROUP, INC.

                      AS APPROVED AND AMENDED BY THE BOARD
                               NOVEMBER 21, 2002

I. AUTHORITY AND MEMBERSHIP

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of The PNC Financial Services Group, Inc. (the "Corporation") is established pursuant to Article V, Section 1.2 of the Corporation's By-Laws (the "Bylaws"). The members of the Committee are appointed annually by the Board on the recommendation of the Nominating and Governance Committee and serve until their successors are duly elected and qualified. The Board determines the number of members in the Committee from time to time, but the number will not be less than the minimum number prescribed by applicable law, the Bylaws or New York Stock Exchange ("NYSE") requirements. Committee members must fully satisfy independence and experience requirements as prescribed by the NYSE, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission ("SEC"), and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and applicable rules and regulations thereunder. All members of the Committee shall have a strong level of business or financial acumen (as determined in the reasonable discretion of the Board).

     The Board will, on the recommendation of the Nominating and Governance Committee, appoint one of the members of the Committee to serve as Committee Chair. The Committee Chair will have authority to act on behalf of the Committee between meetings. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and non-audit services, provided that the decision of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

     The Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to ask the Corporation to provide the Committee with the support of one or more Corporation employees to assist it in carrying out its duties.

     The Committee has the sole authority to approve all audit engagement fees and terms, as well as all permitted non-audit engagements with the independent auditors. The Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by the independent auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Committee prior to the completion of the audit. In carrying out its duties under this paragraph, if the Committee approves an audit service within the scope of engagement of the auditors, such audit service shall be deemed to have been preapproved for purposes of this paragraph.

     The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee. The Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee is directly responsible for the appointment, compensation, and oversight of the work of the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Committee. The General Auditor shall also report directly to the Committee, which shall be responsible for preparing his or her performance evaluation and reviewing his or her compensation.

II. PURPOSE OF THE COMMITTEE

     The Committee's primary purpose is to:

     - Provide assistance to the Board by monitoring (1) the integrity of the financial statements of the Corporation, (2) the independent auditors' qualifications and independence, (3) the performance of the Corporation's internal audit function and independent auditors, including with respect to both bank and non-bank subsidiaries, and (4) the compliance by the Corporation with legal and regulatory requirements and with the Corporation's Statement of Principles and Code of Ethics; and

     - Prepare the report required by the rules of the SEC to be included in the Corporation's annual proxy statement.

     The Committee will also, under applicable regulation, perform the duties required by law to be performed by an audit committee for any subsidiary bank of the Corporation that does not have its own audit committee and by a fiduciary audit committee for any subsidiary bank of the Corporation exercising fiduciary powers that does not have its own audit committee, in each case to the extent permitted, and in the manner required, by applicable laws and regulations.

III. RESPONSIBILITIES OF THE COMMITTEE

     THE FOLLOWING WILL BE THE COMMON RECURRING ACTIVITIES OF THE COMMITTEE IN CARRYING OUT ITS OVERSIGHT FUNCTION. THESE ACTIVITIES ARE SET FORTH AS A GUIDE WITH THE UNDERSTANDING THAT THE COMMITTEE MAY DIVERGE FROM THIS GUIDE AS IT CONSIDERS APPROPRIATE IN THE CIRCUMSTANCES.

CHARTER REVIEW

     - Review and reassess the adequacy of this charter annually and recommend to the Board any proposed changes to this charter

FINANCIAL REPORTING / INTERNAL CONTROLS

     - Review and discuss with the internal auditors and the independent auditors their respective annual audit plans, reports and the results of their respective audits

     - Review and discuss with management and the independent auditors the Corporation's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements

     - Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Corporation's Form 10-K

     - Discuss with management and the independent auditors any significant financial reporting issues arising and any significant judgments made in connection with the preparation of the Corporation's financial statements, including any significant changes in the Corporation's selection or application of accounting principles

     - Review and discuss quarterly reports from the independent auditors regarding:

        -  All critical accounting policies and practices to be used

        - All alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors

        - Other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences

     - Discuss with management, either specifically or by discussion of the types of information to be disclosed and the types of presentation to be made, the Corporation's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information and any earnings guidance, as well as financial information provided to rating agencies

     - Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation's financial statements

     - Discuss with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation's risk assessment and risk management policies

     - Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management

     - Request and receive a Statement on Auditing Standards No. 71 letter from the independent auditors prior to the filing of each Form 10-Q and receive a signed audit letter prior to the filing of each Form 10-K

     - Discuss with the Corporation's independent auditors, internal auditors and management their assessments of the adequacy of the Corporation's internal controls, any significant deficiencies relating to financial reporting, the design or operation of the Corporation's internal and disclosure controls or other related matters, and any proposals or special steps taken in order to rectify such deficiencies

     - Monitor the Corporation's progress in promptly addressing and correcting any and all identified deficiencies in financial reporting, internal controls or related matters

     - Receive periodic reports from the independent auditors and appropriate officers of the Corporation on significant accounting or reporting developments proposed by the Financial Accounting Standards Board or the SEC that may impact the Corporation

     - Receive periodic reports from the independent auditors and appropriate officers of the Corporation on significant financial reporting and internal controls matters for non-bank subsidiaries

     - Meet periodically with regulators to discuss examination results and promote open communication

     - Review disclosures made to the Committee by the Corporation's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein or alleged fraud (whether or not material) involving management or other employees who have a significant role in the Corporation's internal controls

     - Discuss with the Corporation's CEO and CFO the certifications they are providing and understand the procedures they undertook

INDEPENDENT AUDITORS

     -  Select the independent auditors pursuant to a well-organized process

     - Determine the compensation for and oversee the work of the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting) in preparing or issuing an audit report or related work

     - Review the experience and qualifications of the senior members of the independent auditors' team and evaluate the performance of the lead partner of the independent auditors' team

     - Monitor the independence, qualifications and performance of the independent auditors by, among other things:

        - Obtaining and reviewing a report from the independent auditors at least annually regarding (a) the auditors' internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Corporation

        - Evaluating the qualifications, performance and independence of the independent auditors, including considering whether the auditors' quality controls are adequate and whether the provision of non-audit services is compatible with maintaining the auditors' independence, and taking into account the opinions of management and the internal auditors

        - If so determined by the Committee, taking additional action to satisfy itself of the qualifications, performance and independence of the auditors

     - Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit

     - Preapprove all auditing services and permitted non-audit services to be performed for the Corporation by the independent auditors in accordance with guidelines established by the Committee. In carrying out its duties under this section, if the Committee approves an audit service within the scope of engagement of the auditors, such audit service shall be deemed to have been preapproved for purposes of this paragraph

     - Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least once every five years and consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the auditing firm itself on a regular basis

     - Recommend to the Board policies for the Corporation's hiring of employees or former employees of the independent auditors who participated in any capacity in the audit of the Corporation, including in particular the prohibition on employment under Section 10A(l) of the Exchange Act as chief executive officer, controller, chief financial officer, chief accounting officer, or any person serving in an equivalent position for the Corporation, during the one-year period preceding the date of the initiation of the audit

     - Discuss with the national office of the independent auditors issues on which it was consulted by the Corporation's audit team and any matters of audit quality and consistency

     - Ensure that the independent auditors have access to all necessary Corporation resources

INTERNAL AUDIT FUNCTION

     -  Review the appointment and replacement of the General Auditor

     - Discuss with the General Auditor the significant reports to management prepared by the internal auditing department and management's responses

     - Discuss with the General Auditor and the independent auditors the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit

     - Ensure that the internal auditors have access to all necessary Corporation resources

COMPLIANCE OVERSIGHT

     - Discuss with the Chief Compliance Officer, the Chief Regulatory Officer, and the General Auditor the Corporation's processes regarding compliance with applicable laws and regulations and with the Corporation's Statement of Principles and Code of Ethics and obtain reports from the Chief Compliance Officer, the Chief Regulatory Officer, the General Auditor and the independent auditors regarding compliance by the Corporation and its subsidiary/foreign affiliated entities with applicable legal requirements and the Corporation's Statement of Principles and Code of Ethics

     - Obtain from the independent auditors any reports required to be furnished to the Committee under Section 10A of the Exchange Act or an assurance that Section 10A(b) of the Exchange Act has not been implicated

     - Review procedures designed to identify related party transactions that are material to the financial statements or otherwise require disclosure

     - Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters

     - Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation's financial statements or accounting policies or compliance with the Corporation's Statement of Principles and Code of Ethics

     - Discuss with the Corporation's General Counsel legal matters that may have a material impact on the financial statements and with the Corporation's Chief Compliance Officer legal matters that may have an impact on the Corporation's compliance policies

SUBSIDIARIES OF THE CORPORATION

     - Where the Committee is performing the duties required by law to be performed by an audit committee for a subsidiary bank of the Corporation that does not have its own audit committee, review with management and the independent auditors the basis for the reports required to be filed by management and by the independent auditors with the FDIC pursuant to 12 C.F.R. Sections 363.2(a) and (b) and Sections 363.3(a) and (b), respectively

     - Perform the duties required to be performed by the fiduciary audit committee for any bank and non-bank subsidiary of the Corporation exercising fiduciary powers that does not have its own audit committee, in each case to the extent permitted, and in the manner required, by applicable laws and regulations

GENERAL

     - Meet as often as the Committee or the Committee Chair determines, but not less frequently than quarterly

     - Meet separately, periodically, with management, with the internal auditors, and with the independent auditors

     -  Report to the Board on the Committee's activities, as appropriate

     - Maintain minutes or other records of the Committee's meetings and activities

     - Review and assess the quality and clarity of the information provided to the Committee and make recommendations to management as the Committee deems appropriate from time to time for improving such materials

     - Prepare the audit committee report to be included in the Corporation's proxy statement when and as required by the rules of the SEC

     -  Annually review the performance of the Committee

     The Committee's job is one of oversight as set forth in this charter. It is not the duty of the Committee to prepare the Corporation's financial statements, to plan or conduct audits, or to determine that the Corporation's financial statements are complete and accurate and are in accordance with GAAP. The Corporation's management is responsible for preparing the Corporation's financial statements and for maintaining internal control, and the independent auditors are responsible for auditing the financial statements. Nor is it the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Corporation's Statement of Principles and Code of Ethics.

     With respect to joint sessions of the Committee:

     (a) The Committee may meet simultaneously as a committee of the Corporation and of PNC Bank, National Association (the "Bank"), though it should hold separate sessions if necessary to address issues that are relevant to one entity but not the other or to consider transactions between the two entities or other matters where the Corporation and the Bank may have different interests; and

     (b) The Committee should consult with internal or outside counsel if, in the opinion of the Committee, any matter under consideration by the Committee has the potential for any conflict between the interests of the Corporation and those of the Bank or the Corporation's other subsidiaries in order to ensure that appropriate procedures are established for addressing any such potential conflict and for ensuring compliance with the Corporation's policies regarding Sections 23A and 23B of the Federal Reserve Act.

     In performing their duties and responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

     - One or more officers or employees of the Corporation whom the Committee member reasonably believes to be reliable and competent in the matters presented;

     - Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

     - Another committee of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

HOLDER ACCOUNT NUMBER

--------------------------------------------------------------------------------
     PROXY - THE PNC FINANCIAL SERVICES GROUP, INC.
--------------------------------------------------------------------------------

     [A] ELECTION OF DIRECTORS          PLEASE REFER TO THE REVERSE SIDE FOR
                                        TELEPHONE, INTERNET & MAIL VOTING
                                        INSTRUCTIONS.

     1. The Board of Directors recommends a vote FOR all nominees listed in
        Item 1. All shares, including full and partial shares of stock credited to your Plan account, will be voted as directed below. In the absence of instructions, all shares (including unallocated shares) will be voted FOR all nominees listed in Item 1 or in the manner required or permitted by the governing Plan documents.

                       FOR       WITHHOLD

     01 - Chellgren    [ ]         [ ]

     02 - Clay         [ ]         [ ]

     03 - Cooper       [ ]         [ ]

     04 - Davidson     [ ]         [ ]

     05 - Kelson       [ ]         [ ]

     06 - Lindsay      [ ]         [ ]

     07 - Massaro      [ ]         [ ]

     08 - O'Brien      [ ]         [ ]

     09 - Pepper       [ ]         [ ]

     10 - Rohr         [ ]         [ ]

     11 - Steffes      [ ]         [ ]

     12 - Strigl       [ ]         [ ]

     13 - Thieke       [ ]         [ ]

     14 - Usher        [ ]         [ ]

     15 - Washington   [ ]         [ ]

     16 - Wehmeier     [ ]         [ ]


     Will attend meeting           [ ]

     Will use Webcast              [ ]

     Will use Teleconference       [ ]

     I consent to access future annual reports, proxy statements and other proxy soliciting material over the Internet as described on the reverse side.


     [B] AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR
         YOUR INSTRUCTIONS TO BE EXECUTED.

     Please sign exactly as your name appears to the left. Joint owners should each sign. When signing on behalf of a corporation or partnership or as attorney, executor, administrator, trustee or guardian, please give full title as such.

     Signature 1 - Please keep signature within the box

     --------------------------------------------------


     --------------------------------------------------

     Signature 2 - Please keep signature within the box

     --------------------------------------------------


     --------------------------------------------------

     Date (mm/dd/yyyy)

     --------------------------------------------------


     --------------------------------------------------

     [ ]       0099QE                6 U P X                                  +


     ADMISSION TICKET          (Please bring this ticket       NON-TRANSFERABLE
                                to the Annual Meeting)         PLEASE ADMIT


     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
     THE PNC FINANCIAL SERVICES GROUP, INC.
     2003 ANNUAL MEETING OF SHAREHOLDERS

     For the purpose of considering and acting upon the election of 16 directors to serve until the next annual meeting and until their successors are elected and qualified and such other business as may properly come before the meeting or any adjournment thereof.

     TUESDAY, APRIL 22, 2003 -- 11:00 A.M. EASTERN TIME
     ONE PNC PLAZA, 15TH FLOOR -- 249 FIFTH AVENUE
     PITTSBURGH, PENNSYLVANIA

                                                           HOLDER ACCOUNT NUMBER

[PNC LOGO]
     THE PNC FINANCIAL SERVICES GROUP



                                             HOLDER ACCOUNT NUMBER




                                             [  ] Mark this box with an X if you
                                                  have made changes to your name
                                                  or address details above.

--------------------------------------------------------------------------------
     ANNUAL MEETING PROXY CARD
--------------------------------------------------------------------------------


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 22, 2003

     James E. Rohr, Joseph C. Guyaux and Thomas R. Moore, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at The PNC Financial Services Group, Inc. Annual Meeting of Shareholders to be held on April 22, 2003, or at any adjournment thereof, and to vote, as indicated on the reverse side, the shares of Common Stock and/or Preferred Stock which the undersigned would be entitled to vote if personally present at said meeting. The above named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, or any adjournment thereof, in accordance with their best judgment.

     If you are a participant in the The PNC Financial Services Group, Inc. Incentive Savings Plan, this proxy also serves as a voting instruction card and directs PNC Bank, N.A., as Trustee of The PNC Financial Services Group, Inc. Incentive Savings Plan to vote all the shares credited to your account as indicated on the reverse side at the Annual Meeting of Shareholders to be held on April 22, 2003 and at any adjournment(s) thereof.

     You have the option to access future annual reports, proxy statements, and other proxy solicitation materials over the Internet, instead of receiving those documents in paper form. Participation is voluntary. If you give your consent, in the future when such material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. The material will be presented in PDF format. There is no cost to you for this service other than any changes imposed by your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise in writing. You may revoke your consent, or request paper copies of the material, at any time by notifying PNC's Corporate Secretary in writing at One PNC Plaza, 249 Fifth Avenue -- 21st Floor, Pittsburgh, PA 15222-2707.

     To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the reverse side when you vote by mail.

     PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.


     [  ]                            5 U P X                                 +


     TELEPHONE, INTERNET & MAIL VOTING INSTRUCTIONS
     SUBMIT VOTING INSTRUCTIONS 24 HOURS A DAY, 7 DAYS A WEEK!
     PLEASE SUBMIT YOUR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

     -------------------------------------------------------------------------
     [PHONE]   TO VOTE USING THE TELEPHONE (WITHIN U.S. AND CANADA)
     -------------------------------------------------------------------------


     - Call toll free 1-866-290-9740 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

     - Enter the HOLDER ACCOUNT NUMBER (excluding the letter "C") and PROXY ACCESS NUMBER located below.

     - Follow the simple recorded instructions.

       Option 1:  To vote as the Board of Directors recommends on ALL proposals:
                  Press 1.

                  When asked, please confirm your vote by pressing 1.

       Option 2:  If you choose to vote on
                  EACH proposal or Director nominee separately, press 0 and follow the simple recorded instructions.

     -------------------------------------------------------------------------
     [COMPUTER MOUSE]   TO VOTE USING THE INTERNET
     -------------------------------------------------------------------------


     - Go to the following web site:
       WWW.COMPUTERSHARE.COM/US/PROXY

     - Enter the information requested on your computer screen and follow the simple instructions.


     -------------------------------------------------------------------------
     [MAILBOX]   TO VOTE BY MAIL
     -------------------------------------------------------------------------

     - Mark, sign and date the proxy card.

     - Return the proxy card in the postage-paid envelope provided.


     HOLDER ACCESS NUMBER                         PROXY ACCESS NUMBER

     If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
     Proxies submitted by telephone or the Internet must be received by 12:00 midnight, Central Time, on April 21, 2003.
     THANK YOU FOR VOTING

               0099PD

     013PN40001